[GRAPHIC OMITED]


                      LOCATEPLUS HOLDINGS CORPORATION

                                PROSPECTUS


The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement containing this prospectus, which was filed with the Securities and Exchange Commission, is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                         LOCATEPLUS HOLDINGS CORPORATION


                 1,472,808 Shares of Common Stock

This prospectus relates to the resale of up to 1,472,808 shares of our Common Stock by Dutchess Private Equities Fund L.P. and Dutchess Private Equities Fund L.P. II (collectively "Dutchess") which will acquire them pursuant to the terms of convertible Debentures.

We are not selling any securities in this offering and therefore will not
receive any proceeds from this offering.   All costs associated with this
registration will be borne by us.

The shares of Common Stock are being offered for sale by Dutchess at prices established on the Over-the-Counter Bulletin Board during the term of this offering. Our Common Stock is quoted on the Over-the-Counter Bulletin Board under the symbol "LPHC.OB." During the 90 day period ending on February 12, 2007, the lowest reported trading price per share for our Common Stock was $0.18 and the highest reported trading price per share for our Common Stock was $0.75.

                ________________________________________________

     INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD CAREFULLY REVIEW THE SECTION OF THIS PROSPECTUS TITLED "RISK FACTORS", WHICH BEGINS ON PAGE 3, BEFORE YOU MAKE AN INVESTMENT DECISION.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR THEIR OFFER OR SALE, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   This prospectus is dated February 26, 2007.

                                TABLE OF CONTENTS
                                -----------------
                                                                     PAGE
                                                                     ----
Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Forward-Looking Statements. . . . . . . . . . . . . . . . . . . . . . .10
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Dividend Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Selling Security Holders. . . . . . . . . . . . . . . . . . . . . . . .10
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . .  11
Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Selected Consolidated Financial Data. . . . . . . . . . . . . . . . .  13
Management's Discussion and Analysis of Financial
  Condition and Results of Operations . . . . . . . . . . . . . . . . .14
Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Executive Officers and Directors. . . . . . . . . . . . . . . . . . .  27
Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . .  28
Executive Compensation Plans. . . . . . . . . . . . . . . . . . . . .  30
Organization Within the Past Five Years . . . . . . . . . . . . . . . .33
Certain Relationships and Related Transactions. . . . . . . . . . . .  34
Market for Common Equity. . . . . . . . . . . . . . . . . . . . . . .  36
Principal Stockholders. . . . . . . . . . . . . . . . . . . . . . . .  37
Description of Capital Stock. . . . . . . . . . . . . . . . . . . . .  39
Limitations on Directors' Liability and Indemnity . . . . . . . . . . .41
Shares Eligible for Future Sale . . . . . . . . . . . . . . . . . . . .42
Transfer Agent and Registrar. . . . . . . . . . . . . . . . . . . . .  42
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Additional Information. . . . . . . . . . . . . . . . . . . . . . . .  43
Index to Financial Statements . . . . . . . . . . . . . . . . . . . . F-1

                                      * * *

                               PROSPECTUS SUMMARY

     You should read the following summary together with the more detailed information in this prospectus regarding us and the risks associated with purchasing our securities.

                                   OUR COMPANY
                                   -----------

     We are a provider of public information via our proprietary data integration solutions through our wholly-owned subsidiaries, LocatePLUS Corporation, Worldwide Information, Inc., Certifion Corporation (d/b/a Entersect), Dataphant, Inc., and Metrigenics, Inc. (together with LocatePLUS Holdings Corporation, we refer to these companies collectively as the "LocatePLUS Group").

     Since 1996, we have sold a CD-ROM-based product, which we refer to as Worldwide Information(TM), that enables users to search certain motor vehicle records and drivers' license information in multiple states through a dynamic search engine, using complete or partial information.

     Since March 1, 2000, we have maintained a database that is accessible through the Internet known as LocatePLUS. Our LocatePLUS(TM) database contains searchable and cross-referenced public information about individuals throughout the United States, including individuals' names, addresses, dates of birth, bankruptcies, social security numbers, prior residences and probable acquaintances (such as neighbors and other individuals sharing a residence) and, in certain circumstances, real estate holdings, liens, judgments, drivers' license information and motor vehicle records. Information in our LocatePLUS database is integrated in a manner that allows users to access it rapidly and efficiently. During December 2002, we launched another version of our LocatePLUS(TM) database that is accessible using certain wireless devices manufactured by third parties, such as personal digital assistants and e-mail capable pagers. We refer to that product as LocatePLUS AnyWhere(TM).

     Our wholly-owned subsidiary, Certifion Corporation (d/b/a Entersect), has offered on-line self-certification products since September 2003. Metrigenics, Inc., another wholly-owned subsidiary, was formed in January 2004 to develop methods for using DNA to determine biometrics, such as height, body-type, foot and hand size, head shape, facial features, and ethnic origin.

                             SUMMARY OF THE OFFERING
                             -----------------------

     This offering relates to the offer and sale of up to 1,472,808 shares of our Common Stock held by certain selling stockholders named in this prospectus. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any of the proceeds from the sale of the shares. We estimate our total registration costs to be $20,000.

     The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares or interests in shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the methods described in this prospectus when disposing of shares or interests therein.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933. We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act of 1933 and state securities laws, relating to the registration of the shares offered by this prospectus.

     We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act of 1933.

                IMPORTANT NOTE CONCERNING OUR FINANCIAL CONDITION
                -------------------------------------------------

     Our financial statements were prepared on the assumption that we will continue as a going concern, and our independent accountants have expressed doubt as to that assumption. Our management estimates that our projected cash flow from operations, plus our cash reserves, will be sufficient to permit us to continue our current level of operations for at least twelve months from the date of this prospectus. However, we plan to increase our sales and marketing, product development, and administrative expenses. We will not receive any of the proceeds from the sale of the shares covered by this prospectus. For more information on this matter, you should review our financial statements, which begin on page F-1 of this prospectus, as well as the section of this prospectus titled "Management's Discussion and Analysis of Financial Condition and Results of Operations".

            OUR CAPITAL STRUCTURE AND SHARES ELIGIBLE FOR FUTURE SALE
            ---------------------------------------------------------


     The following table outlines our capital stock as of February 13, 2007:

Shares of Common Stock outstanding          7,685,067 (1)


(1) Assuming no exercise or conversion of warrants and options to purchase 3,500,201 shares of Common Stock outstanding as of February 13, 2007 or the conversion of notes payable into up to 2,346,037 shares of Common Stock.


                                HOW TO CONTACT US
                                -----------------

     Our executive offices are located at 100 Cummings Center, Suite 235M, Beverly, Massachusetts 01915. Our phone number is (978) 921-2727. Our website is http://www.locateplus.com. Information on our website is not intended to be incorporated into this prospectus.

                                      * * *

                                  RISK FACTORS

     Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase any of our securities. We have not attempted to rank the following risks in order of their likelihood.

                          RISKS RELATED TO OUR BUSINESS
                          -----------------------------

OUR FINANCIAL STATEMENTS WERE PREPARED ON THE ASSUMPTION THAT WE WILL CONTINUE AS A GOING CONCERN, AND OUR INDEPENDENT ACCOUNTANTS HAVE EXPRESSED DOUBT AS TO THAT ASSUMPTION.

     Our financial statements were prepared on the assumption that we will continue as a going concern, and our independent accountants have expressed doubt as to that assumption. If sufficient capital is not available, we would likely be required to reduce or discontinue our operations. We plan to increase our sales and marketing, product development, and administrative expenses. We will not receive any of the proceeds from the sale of the shares covered by this prospectus. As a result, we may be required to raise additional capital, which may not be available to us on favorable terms, if at all. If we are unable to generate sufficient cash from operations and we are unable to raise additional capital, we will be forced to discontinue some or all of our operations, reduce the development of some or all of our products, or reduce our workforce, all of which would materially adversely affect our business.

W
E HAVE A HISTORY OF LOSSES, EXPECT FUTURE LOSSES AND CANNOT ASSURE YOU THAT WE WILL ACHIEVE PROFITABILITY.

     We have incurred significant net losses since our inception. We incurred net losses of approximately $7.5 million in 2004, $5.6 million in 2005 and approximately $2.3 million for the nine months ended September 30, 2006. Our accumulated deficit as of September 30, 2006 was approximately $38.2 million. We anticipate that our expenses relating to our sales and marketing and product development, as well as our general and administrative expenses, to stabilize in the foreseeable future. To achieve profitability, we must generate more revenue than we have in prior years. Even if we ultimately achieve profitability, we may not be able to sustain or increase our profitability. If our revenue grows more slowly than we anticipate, or if our operating expenses exceed our expectations, our operating results and financial condition will be adversely affected. For more information on our history of losses, you should review our financial statements, which are included in this prospectus beginning on page F-1.


OUR RIGHT TO USE CERTAIN THIRD PARTY DATA IS SUBJECT TO TERMINATION BY OUR CURRENT DATA PROVIDERS. ANY SUCH TERMINATION COULD DISRUPT OUR BUSINESS.

     We obtain our data from a variety of sources. Some of our data providers may terminate our right to use their data in their sole discretion and without any recourse to us. If our access to certain data sources is restricted, there can be no assurance that we would be able to obtain and integrate replacement data on a timely basis. In such an event, our products would likely be less attractive to current and potential customers and our revenue would likely decrease, which could materially adversely affect our business.

OUR FUTURE QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY, WHICH COULD ADVERSELY AFFECT THE PRICE OF OUR SECURITIES.

     You should not rely on quarter-to-quarter comparisons of our historical results as an indication of our future performance. If our quarterly operating results do not meet the expectations of our investors, the market price of our securities will likely decline. Our future quarterly results may fluctuate as a result of many factors, some of which are outside our control, including:

- legal and regulatory developments that may adversely affect our ability to collect or disseminate data;
- the timing, introduction and commercialization of our new products and services (including the integration of additional datasets into our databases);
- increased unemployment in the United States, which may result in reduced use of our products by human resources personnel;
-     the potential costs of protecting our intellectual property rights;

- the operating costs and capital expenditures related to the expansion of our business operations and infrastructure, including the retention of key personnel, the addition of new employees and the acquisition and integration of new datasets;
-     the introduction of similar or substitute databases by our competitors;
and
- the timing and establishment of our marketing and channel partnership arrangements.

WE HAVE LIMITED PRODUCT OFFERINGS, AND IF DEMAND FOR THESE PRODUCTS DECLINES OR FAILS TO DEVELOP AS WE EXPECT, OUR REVENUE WILL DECLINE.


     We derive the majority of our current consolidated net revenue from two products. Specifically, in the year ended December 31, 2005, and in the nine months ended September 30, 2006, we derived substantially all of our recurring consolidated revenue from our CD-ROM-based Worldwide Information and Internet-based LocatePLUS data delivery products. We expect that revenue from our Internet-based and CD-ROM-based products will continue to account for a significant portion of our total revenue for the foreseeable future. As a result, continued and widespread market acceptance of our existing products is critical to our future success. We cannot assure you that our current products will achieve market acceptance at the rates at which we expect, or that demand for our products will continue to grow. If our products do not achieve increasing market acceptance, our revenue would most likely decline and our financial condition would be adversely affected.


WE OBTAIN DATA FROM A VARIETY OF SOURCES. IF WE ARE UNABLE TO OBTAIN NECESSARY DATA, OUR PRODUCTS MAY NOT BE ATTRACTIVE TO OUR TARGET CUSTOMERS.

     Sources of our data include both private and government data providers, including federal, state and local government agencies. From time to time, certain sources of publicly available data, such as state motor vehicle registries, have refused to release data to us. As a result, we have, on occasion, been forced to obtain such data through the exercise of our rights under the Freedom of Information Act. Such efforts can be costly and time consuming, and we cannot guarantee that we will be able to successfully acquire such data on a consistent basis. From time to time, we may also be required to license or purchase additional data to expand our product offerings or maintain our databases. We cannot assure you that such third-party licenses will be available to us on commercially reasonable terms, or at all. Our inability to maintain or obtain any third-party license required to sell or develop our products or product enhancements could require us to obtain substitute data, which may be less current. In such an event, our products would likely be less attractive to current and potential customers and our revenue would likely decrease, which could materially adversely affect our business.

IF WE CANNOT INTEGRATE, UPDATE AND IMPROVE OUR PRODUCTS, OUR PRODUCTS MAY BE LESS ATTRACTIVE TO OUR TARGET MARKET, WHICH WOULD ADVERSELY AFFECT OUR REVENUES AND FINANCIAL CONDITION.

     We must continuously update our databases so that we may provide datasets to customers that are accurate and current. We must also integrate additional datasets for our products to remain competitive. Updating our databases and integrating additional datasets are time-consuming processes and often require extensive resources, as we often obtain public documents in a form that is not suitable for use in any of our products. For example, we often receive "raw data" on electronic tape media from state motor vehicle licensing agencies that must be modified so that it can be searched rapidly based upon partial information. We can give no assurance that we will have adequate resources to update our datasets or to integrate new datasets. If we are unable to update our datasets or integrate new datasets, our products are likely to be less desirable to our target market than those of our competitors, and our sales and financial condition would be adversely affected.

THE MARKET FOR DATABASE PRODUCTS AND SERVICES IS HIGHLY COMPETITIVE, AND WE MAY NOT BE ABLE TO EFFECTIVELY COMPETE IN THIS MARKET.

     Our industry is intensely competitive and we expect competition to continue to increase from both existing competitors and new market entrants. Many of the companies that currently compete with us, as well as other companies with whom we may compete in the future, are national or international in scope and have greater resources than we do. Those resources could enable those companies to initiate price cuts or take other measures in an effort to gain market share in our target markets. We may have inadequate resources to compete against such businesses.

     For example, our LocatePLUS product competes with products offered by:
-     FlatRateInfo;
-     Accurint;
-     ChoicePoint;  and
-     Lexis-Nexis.

     Our Worldwide Information(TM) product primarily competes with the registries of motor vehicles of various states that sell their data to screened users. These state agencies generally provide data in "raw form" without the search capabilities that we provide in our Worldwide Information(TM) product.

We cannot assure you that we will be able to compete successfully against these or other current and future participants in our markets or against alternative technologies, nor can we assure you that the competitive pressures that we face will not adversely affect our business.

WE FACE RISKS ASSOCIATED WITH OUR STRATEGIC ALLIANCES, WHICH COULD LIMIT OUR ABILITY TO INCREASE OUR MARKET SHARE.

     From time to time, we enter into "channel partner" arrangements and similar strategic alliances, through which we license access to our databases to third parties in exchange for royalties. We can give no assurance that we will be able to identify and secure appropriate channel partners or that any channel partner arrangements will be profitable. If we are unable to enter into appropriate channel partner arrangements, use of our database may not grow sufficiently to meet our business objectives. Disruptions in our relations with our channel partners may adversely effect our financial condition and the results of our operations.

TO INCREASE OUR REVENUE, WE MUST INCREASE OUR SALES FORCE AND EXPAND OUR DISTRIBUTION CHANNELS. WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL IN THESE EFFORTS.

     To date, we have sold our products primarily through our direct sales and tele-sales force. Our future revenue growth will depend in large part on recruiting and training additional direct sales and tele-sales personnel and expanding our distribution channels. We may experience difficulty recruiting qualified sales and support personnel and establishing third-party distribution relationships, such as channel partner arrangements. We may not be able to successfully expand our tele-sales force or other distribution channels, and any such expansion, if achieved, may not result in increased revenue or profits.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY, AND WE MAY BE SUBJECT TO INFRINGEMENT CLAIMS THAT MAY ADVERSELY AFFECT OUR BUSINESS AND FINANCIAL CONDITION.

     Our products consist of publicly available, third-party data that we organize to permit rapid and effective computerized searches. Because our datasets consist of publicly available data, we cannot prevent competitors from developing equivalent databases. We anticipate that our success will depend, in part, on our proprietary data integration and linking methodologies. We have not obtained, and do not anticipate that we will obtain, patent protection for these methodologies. We rely on trade secret rights, confidentiality agreements and procedures and licensing arrangements to establish and protect our proprietary rights with respect to our data integration methodologies. Despite our efforts, third parties could attempt to copy or otherwise obtain and make unauthorized use of our products or independently develop similar products.

WE FACE SIGNIFICANT SECURITY RISKS RELATED TO OUR ELECTRONIC TRANSMISSION OF CONFIDENTIAL INFORMATION. IF WE ARE UNABLE TO ADEQUATELY PROTECT CERTAIN CONFIDENTIAL INFORMATION, OUR REPUTATION AND BUSINESS WOULD BE ADVERSELY AFFECTED, AND WE COULD BE SUBJECT TO LIABILITY IN CERTAIN JURISDICTIONS.

     We rely on commercially available encryption software and other technologies to provide system security and to effect secure transmission of confidential information, such as credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the security measures used by us to protect customer transaction data. If our security systems were to be compromised, it could have a material adverse effect on our reputation and business and, under the laws of certain jurisdictions, we may be subject to significant liabilities and reporting obligations. A party who is able to circumvent our security measures could misappropriate our information, cause interruptions in our operations, damage our reputation and customers' willingness to use our products and subject us to possible liability under applicable states' privacy laws. We may be required to expend significant capital and other resources to protect against these security breaches or to alleviate problems caused by these breaches.

OUR PRODUCTS MAY HAVE UNKNOWN DEFECTS WHICH COULD HAVE ADVERSE EFFECTS ON OUR CUSTOMER RELATIONS AND FINANCIAL RESULTS.

     Datasets as complex as those that we develop may contain undetected defects or errors. For example, our products may contain unknown defects due to errors in the data that we purchase from our data providers. Despite testing, defects or errors may occur in our existing or new products, which could make them less attractive to our target markets. As a result, defects and errors in our datasets could result in loss of revenue or market share, failure to achieve market acceptance, diversion of development resources, injury to our reputation and an adverse effect on our business, financial condition and results of operation.

DEFECTS OR ERRORS COULD RESULT IN PRODUCT LIABILITY CLAIMS THAT MAY NOT BE COVERED BY OUR INSURANCE.

     Our datasets may contain errors, which may give rise to claims against us. We generally disclaim all warranties on the data we include in our products. However, our disclaimers may not be enforceable. In such an event, or if liabilities arise that are not contractually limited, our business could be adversely affected. We currently do not maintain professional liability insurance, and our general liability insurance may not cover claims of this nature.

WE MAY ENCOUNTER DIFFICULTIES MANAGING OUR PLANNED GROWTH.

     We intend to expand our customer base and develop new products. To manage our anticipated growth, we must continue to improve our operational and financial systems and expand, train, retain and manage our employee base. Any growth of our business may place a strain on our managerial and financial resources.

IF WE ARE NOT ABLE TO HIRE, INTEGRATE OR RETAIN QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS AS PRESENTLY CONDUCTED.

     The recent growth in our business has resulted in an increase in the responsibilities of our personnel. Several of our personnel are presently serving in more than one capacity. Competition for experienced and qualified personnel in our industry is intense. We may not be able to retain our current key employees, or attract, integrate or retain other qualified personnel in the future. If we do not succeed in attracting new personnel or in integrating, retaining and motivating our current personnel, our business could be harmed.

WE DEPEND ON OUR KEY EMPLOYEES FOR OUR FUTURE SUCCESS; THE LOSS OF ANY OF OUR KEY EMPLOYEES COULD DELAY OUR PLANNED GROWTH AND LIMIT OUR ABILITY TO ACHIEVE PROFITABILITY.

     Our success depends to a significant extent on the performance and continued service of our senior management and other key employees, and particularly those of our President and Chief Executive Officer, Mr. Jon R. Latorella. We have no employment agreements with any of our employees. The loss of the services of any of our senior management or any of our other key employees would disrupt our operations and would delay our planned growth while we worked to replace those employees. We do not maintain "key man" life insurance on any of our employees. As a result, if any of our key employees were to die or become unable to provide services for us, our operations would be disrupted and we would have no means of recovering any resulting losses.

WE DO NOT CURRENTLY PAY DIVIDENDS, NOR DO WE ANTICIPATE DOING SO IN THE IMMEDIATE FUTURE. ACCORDINGLY, THERE IS NO ASSURANCE THAT WE WILL PAY DIVIDENDS IN THE FUTURE.

     We have never declared or paid a dividend. At this time, we do not anticipate paying any dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends. The timing and amount of any future dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business. You should not purchase our securities on the expectation of future dividends.

                          RISKS RELATED TO OUR INDUSTRY
                          -----------------------------

EXISTING GOVERNMENT REGULATIONS AND INDUSTRY STANDARDS MAY LIMIT OUR ABILITY TO ACQUIRE OR DISSEMINATE DATA. IF OUR ABILITY TO ACQUIRE OR DISSEMINATE DATA IS LIMITED, OUR REVENUES WILL DECREASE AND OUR FINANCIAL CONDITION WILL BE ADVERSELY AFFECTED. WE MAY ALSO BE SUBJECT TO LIABILITY ARISING FROM SUCH REGULATIONS.

Much of the data we provide is subject to regulation by the Federal Trade Commission under the Federal Fair Credit Reporting Act and Title V of the Financial Services Modernization Act (which is also referred to as the "Gramm-Leach-Bliley Act"), and by various other federal, state and local regulatory authorities pursuant to a variety of laws. These laws and regulations are designed to protect individuals from the misuse of their personal information.

     We have not engaged counsel or any other third party to review our activity in light of these laws and regulations, although we believe that our activities do not violate any law specifically applicable to the dissemination of data concerning individuals. However, our belief may be incorrect, and we may be in violation of laws governing the dissemination of data. In such a case, we may be subject to enforcement action by regulatory agencies and claims against us by individuals (to the extent such laws permit private rights of action). Any such claims could significantly disrupt our business and operations. We do not currently maintain liability insurance to cover such claims.

FUTURE GOVERNMENT REGULATION MAY FURTHER LIMIT OUR ABILITY TO PROVIDE OUR PRODUCTS TO CUSTOMERS AND CAUSE US TO LOSE REVENUE.

     Future laws or regulations that further restrict the use of personal or public record information could disrupt our business and could cause us to lose revenue. For example, if laws were enacted that restricted our use of Social Security numbers, our ability to provide meaningful data to our customers would be adversely affected. If we are unable to respond to regulatory or industry standards effectively, our business, financial condition and results of operation would be adversely affected. Our future success will depend, in part, on our ability to enhance and improve the responsiveness, functionality and features of our products and services in accordance with newly-imposed regulatory or industry standards, of which we can give no assurance.

WE COULD FACE LIABILITY BASED ON THE NATURE OF OUR SERVICES AND THE CONTENT OF THE MATERIALS THAT WE PROVIDE.

     We may face potential liability from individuals, government agencies or businesses for defamation, invasion of privacy, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the data contained in our products. Although we carry a limited amount of general liability insurance, our insurance may not cover claims of these types and may not be adequate to indemnify us for liability that may be imposed. Any imposition of liability, particularly liability that is not covered by insurance or which is in excess of our insurance coverage, would negatively affect our reputation, business, financial condition and results of operations.


              RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES
              -----------------------------------------------------

WE HAVE A LARGE NUMBER OF SECURITIES THAT ARE AVAILABLE FOR RESALE. SALES OF THESE SECURITIES COULD CAUSE THE PRICE OF OUR SECURITIES TO DECLINE.


     Sales of a large number of shares of our securities in the public markets, or the potential for such sales, could decrease the trading price of our securities and could impair our ability to raise capital through future sales of our securities. As of February 13, 2007, we had 7,685,067 shares of Common Stock issued and outstanding. If all of our options, warrants, and convertible securities issued as of February 13, 2007 were exercised as of that date, we would have had 13,210,278 shares of Common Stock issued and outstanding.

The Common Stock to be acquired may be substantially more than the 2,546,000 shares of Common Stock into which the Debentures are currently convertible. See Selling Security Holders. These shares amount to more than 27% of the outstanding Common Stock on a fully diluted basis. As these shares become salable on the public market they will constitute a substantial overhang on the market for the Companys Common Stock.

WE HAVE ISSUED A SUBSTANTIAL NUMBER OF WARRANTS AND OTHER CONVERTIBLE SECURITIES. OUR WARRANTS AND CONVERTIBLE SECURITIES MAY CAUSE THE TRADING PRICE OF OUR SECURITIES TO DECLINE, AND MAY LIMIT OUR ABILITY TO RAISE CAPITAL FROM OTHER SOURCES.

     As of February 13, 2007, there were 3,500,201 shares of Common Stock issuable upon the exercise of options and warrants and Convertible notes that convert into up to 2,346,037 of Common Stock.


While these securities are outstanding, the holders will have the opportunity to profit from a rise in the price of our securities with a resulting dilution (upon exercise or conversion) in the value of the interests of our other security holders. Our ability to obtain additional financing during the period these convertible securities are outstanding may be adversely affected and their existence may have a negative effect on the price of our securities. The holders of these securities are likely to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable to us than those of the outstanding warrants and convertible promissory notes.

OUR SECURITIES HAVE BEEN THINLY TRADED ON THE OVER-THE-COUNTER BULLETIN BOARD, WHICH MAY NOT PROVIDE LIQUIDITY FOR OUR INVESTORS.

     Our securities are quoted on the Over-the-Counter Bulletin Board. The Over-the-Counter Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the Over-the-Counter Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the Over-the-Counter Bulletin Board. Quotes for stocks included on the Over-the-Counter Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the Over-the-Counter Bulletin Board may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price or at any price.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR SECURITIES DIFFICULT.

     Trading in our securities is subject to the Securities and Exchange Commission's "penny stock" rules, and we anticipate that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

WE MAY SELL ADDITIONAL SHARES IN THE FUTURE, WHICH COULD CAUSE THE PRICE OF OUR SECURITIES TO DECLINE.

     We currently have 25,000,000 shares of Common Stock authorized. As a result, we have substantial amounts of authorized but unissued capital stock. Our Second Amended and Restated Certificate of Incorporation and applicable provisions of Delaware law provide that we may issue authorized capital stock at the approval of our Board of Directors, and no stockholder vote or other form of stockholder approval is required for us to issue such capital stock. Consequently, we could issue shares of either class of our common stock in connection with future financings or acquisitions or in conjunction with equity compensation arrangements. The offering prices in connection with those future issuances could be less than the current sales prices of our securities. Any future issuances of any of our securities could cause the trading price of our securities to decline.

INVESTORS MUST CONTACT A BROKER-DEALER TO TRADE OVER-THE-COUNTER BULLETIN BOARD SECURITIES. AS A RESULT, YOU MAY NOT BE ABLE TO BUY OR SELL OUR SECURITIES AT THE TIMES THAT YOU MAY WISH.

     Even though our securities are quoted on the Over-the-Counter Bulletin Board, the Over-the-Counter Bulletin Board may not permit our investors to sell securities when and in the manner that they wish. Because there are no automated systems for negotiating trades on the Over-the-Counter Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders
- an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

COMPLIANCE WITH THE RULES ESTABLISHED BY THE SEC PURSUANT TO SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 WILL BE COMPLEX. FAILURE TO COMPLY IN A TIMELY MANNER COULD ADVERSELY AFFECT INVESTOR CONFIDENCE AND OUR STOCK PRICE.

     Rules adopted by the Securities and Exchange Commission pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require us to perform an annual assessment of our internal controls over financial reporting, certify the effectiveness of those controls and secure an attestation of our assessment by our independent registered public accountants. Currently, this requirement will first apply to us during the preparation and filing of our annual report for fiscal year 2007. The standards that must be met for management to assess the internal controls over financial reporting as now in effect are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal controls over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of the assessment by our independent registered public accountants. If we cannot perform the assessment or certify that our internal controls over financial reporting are effective, or our independent registered public accountants are unable to provide an unqualified attestation on such assessment, investor confidence and share value may be negatively impacted.


MANAGEMENT HAS CONCLUDED THAT DISCLOSURE CONTROLS AND PROCEDURES ARE NOT EFFECTIVE AND FAILING TO MAINTAIN EFFECTIVE INTERNAL CONTROLS OVER FINANCIAL REPORTING, THE PRICE OF OUR COMMON STOCK MAY BE ADVERSELY AFFECTED.


     The assessment required pursuant to rules adopted by the SEC pursuant to
Section 404 of the Sarbanes-Oxley Act of 2002 may uncover material weaknesses in our internal controls over financial reporting and conditions that need to be addressed, the disclosure of which may have an adverse impact on investor confidence and the price of our common stock. Failure to establish and maintain appropriate internal controls over financial reporting, or any failure of those controls once established, could adversely impact our business, financial condition or results of operations or raise concerns for investors. Any actual or perceived weaknesses and conditions in our internal controls over financial reporting that need to be addressed may have an adverse impact on the price of our common stock.

Disclosure controls are procedures that are designed with the objective of ensuring that information required to be disclosed in our reports filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such as this quarterly report, is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to our management, including the CEO and CFO, as appropriate to allow timely decisions regarding required disclosure. Internal controls are procedures which are designed with the objective of providing reasonable assurance that (1) our transactions are properly authorized, recorded and reported; and (2) our assets are safeguarded against unauthorized or improper use, to permit the preparation of our condensed consolidated financial statements in conformity with United tates generally accepted accounting principles.

We are not an accelerated filer (as defined in the Exchange Act) and are not required to deliver management's report on internal controls over our financial reporting until our year ending December 31, 2007. During 2006, we identified certain matters that would constitute material weakness (as such term is defined under the Public Company Accounting Oversight Board Auditing Standard No. 2) in our internal controls over financial reporting. The material weakness relates to he financial closing process, a lack of segregation of financial responsibilities and the need for additional qualified financial accounting personnel. These weaknesses has lead management to conclude that disclosure controls and procedures are not effective for the nine months ended September 30, 2006. To remediate the internal controls does not require additional material costs.


During the nine months ended September 30, 2006, we have taken specific actions to remediate the reportable conditions and material weakness, including the devotion of additional resources to the quarterly closing process, the hiring of additional qualified financial accounting personnel, and realignment of certain financial responsibilities to achieve stronger segregation of financial duties.
We intend to continue to further strengthen our controls and procedures regarding the closing process.

     There were no changes in our internal controls over financial reporting that occurred during the quarter ending September 30, 2006, that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.


                           FORWARD-LOOKING STATEMENTS

     Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology. Although we believe that the assumptions underlying our forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                 USE OF PROCEEDS

     This prospectus relates to the resale of shares of our Common Stock which will be owned by certain investors upon the exercise of common stock purchase warrants or upon the conversion of convertible term notes. We will not receive any of the proceeds from the resale of the shares of either class of common stock owned by the selling security holders.

                                 DIVIDEND POLICY

     We have never declared or paid a cash dividend. At this time, we do not anticipate paying dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends or distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business and to fund future growth. You should not purchase any of our securities on the expectation of future dividends.


                            SELLING SECURITY HOLDERS


This prospectus relates to the resale from time to time of shares issued upon conversion of certain Debentures owned by Dutchess. On December 29, 2005 we issued a $1,500,000 Debenture to Dutchess Private Equities Fund II, LP, a private equities fund in an individually negotiated purchase and received net proceeds of $1,350,000. The Debenture is due on December 30, 2010 and pays twelve per cent (12%) interest. Interest and principal are payable at such times and under such conditions are outlined in the Debenture. The remaining balance of $892,226 of this Debenture as amended effective October 18, 2006 is convertible into shares of our Common Stock at the lesser of $.70 per share or 75% of the lowest closing bid price during the 20 trading days next preceding the date of conversion. We also issued a five year warrant to purchase up to 750,000 shares of common stock at a price of $5.00 per share and 200,000 shares common stock in conjunction with that debenture. On July 21, 2006 we issued a $750,000 Debenture to Dutchess Private Equities Fund, LP , a related private equities fund in an individually negotiated purchase and received proceeds of $675,000. The Debenture is due on July 21, 2011 and pays twelve per cent (12%) interest. Interest and principal are payable at such times and under such conditions are outlined in the Debenture. The Debenture is convertible into shares of our Common Stock at the lesser of $.70 per share or 75% of the lowest closing bid price during the 20 trading days next preceding the date of conversion. We also issued a five year warrant to purchase up to 375,000 shares of common stock at a price of $1.00 per share and 200,000 shares common stock in conjunction with that debenture. The holder may not convert if it would cause the holder to own more than 4.9% of the outstanding Common Stock of the Company. The Company is registering 1,071,429 and 401,379 shares of its Common Stock covered by this Prospectus issuable to Dutchess Private Equities Fund, LP and

Dutchess Private Equities Fund, LP II respectively pursuant to these conversion rights.

Douglas Leighton, Managing Member of Dutchess, has investment control over the Dutchess entities. During August 2003, we issued a put to Dutchess Private Equities Fund, LP through an equity agreement, which provided us, subject to certain limitations, the right to sell, at our discretion, up to $5 million in shares of our Class A Voting Common Stock to Dutchess at a purchase price equal to 95% of the lowest closing bid price for the Company's Class A Voting Common Stock during a ten-day pricing period. The Company sold 17,042,761 shares for a total $5 million in net proceeds through December 31, 2005. There was no remaining amount available under the put at December 31, 2005. Other than the current and 2003 investments, we have had no other material relationship with Dutchess.

The following table sets forth, as of February 12, 2007, the number of shares being held of record or beneficially by the selling security holders. All of the data presented is based upon information currently available to us.

     The table below sets forth the shares that we are registering pursuant to the Registration Statement to which this prospectus is a part:

                Beneficial Ownership                     Beneficial Ownership
STOCKHOLDER      PRIOR TO OFFERING     SHARES OFFERED     AFTER OFFERING     %
-----------      -----------------     --------------     --------------     -

Dutchess Private
 Equities Fund, LP   1,646,429 (1)     1,071,429           575,000         6.0%

Dutchess Private
Equities Fund, LPII  2,224,571 (2)       401 379         1,823,192        16.9%

(1) This includes 1,071,429 shares to be obtained upon the conversion of the Debentures and 375,000 issuable upon exercise of warrants.
(2) This includes 1,274,571 shares to be obtained upon the conversion of the Debentures and 750,000 issuable upon exercise of warrants.



                              PLAN OF DISTRIBUTION

DUTCHESS PRIVATE EQUITIES FUND, L.P.

The Sellers are Dutchess Private Equity Fund, L.P. and Dutchess Private Equity Fund II, L.P. On December 29, 2005 we issued a Debenture to Dutchess Private Equities Fund II, LP, a private equities fund in an individually negotiated purchase and received proceeds of $1,500,000. The Debenture is due on December 30, 2010 and pays twelve per cent (12%) interest. Interest and principal are payable at such times and under such conditions are outlined in the Debenture. The remaining balance of $892,226 of this Debenture as amended effective October 18, 2006 is convertible into shares of our Common Stock at the lesser of $.70 per share or 75% of the lowest closing bid price during the 20 trading days next preceding the date of conversion. On July 21, 2006 we issued a Debenture to Dutchess Private Equities Fund, LP , a related private equities fund in an individually negotiated purchase and received proceeds of $750,000. The Debenture is due on July 21, 2011 and pays twelve per cent (12%) interest. Interest and principal are payable at such times and under such conditions are outlined in the Debenture. The Debenture is convertible into shares of our Common Stock at the lesser of $.70 per share or 75% of the lowest closing bid price during the 20 trading days next preceding the date of conversion (collectively, the two funds Dutchess). The holder may not convert if it would cause the holder to own more than 4.9% of the outstanding Common Stock of the Company. The Company is registering 1,472,808 shares of its Common Stock covered by this Prospectus issuable to Dutchess pursuant to these conversion rights. Events of Default include violations of the Debenture Agreement and other related agreements which remain uncured for over five (5) days, including failure to make effective a registration statement covering the conversion shares within twelve (12) moths of issuance. In case of an Event of Default, the holder can exercise its right to increase the face amount of the Debenture by ten percent (12%) as an initial penalty and by an additional 10% for each additional Event of Default. In addition, the holder may elect to increase the face amount by two and one-half percent (2.5%) per month (pro-rata for partial periods) paid as a penalty for liquated damages. Liquated damages will be compounded daily. In addition, the holder may by notice to us declare the remaining principal amount of the Debenture, including accrued interest and any liquidated damages, to be immediately due and payable. We also issued 400,000 shares of our Common Stock, 200,000 to each Dutchess entity, in connection with the Debenture purchases. As of December 13, 2006, the lowest closing bid price during the last 20 trading days of the Companys Common Stock was $ 0.40 ( the closing bid price on December 6, 2006), the aggregate number of shares issuable under the Debenture conversion would be 5,474,086 shares. However, if the lowest closing bid price during the latest 20 days decline, the note would be convertible into additional share. The table below demonstrates the number of shares issuable at the following discounts from that lowest closing bid price:

Share PriceDiscountConversion Shares
$ 0.40           0%                 5,474,086
$ 0.30          25%                 7,298,782
$ 0.20          50%                10,948,173
$ 0.10          75%                21,896,346


                                 CAPITALIZATION

     Prior to December 5, 2005, the Company had outstanding two classes of stock, Class A Voting Common Stock of which there were 150,000,000 shares authorized with 111,424,416 issued, and Class B Non-Voting Common Stock of which there were 250,000,000 shares authorized with 74,505,730 issued. At the annual meeting of the shareholders held on November 12, 2005, the shareholders approved a plan of recapitalization whereby 1) each outstanding share of our Class A Voting Common Stock and our Class B Non-Voting Common Stock combine into a single class of voting Common Stock with 400,000,000 authorized and 185,930,146 issued, 2) effect a one-for-fifty reverse split of this new class of Common Stock resulting in a 8,000,000 authorized and 3,718,603 issued, and 3) increase the authorized from 8,000,000 to 25,000,000. The combination of the two classes of stock was completed on December 5, 2005. The reverse split and change in authorized shares was completed on December 12, 2005. In addition, the completion of the recapitalization triggered the mandatory conversion of certain notes payable in the amount of $8,965,000 into 1,793,000 shares of the new Common Stock.

     You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our consolidated financial statements and the related notes beginning on page F-1 of this prospectus.
                                                      SEPTEMBER 30,
                                                       2006
                                                 (in thousands)
DEBT:
Current portion of notes,
    convertible debt and
    capital lease obligations.                      $  1,553
Capital lease obligations
    and notes, net of current portion                     11
                                                    --------
      Total Debt                                       1,564
                                                    --------
STOCKHOLDERS' EQUITY:
Common Stock, par value $0.01 per share:                  73
Additional paid-in capital                            38,931
Warrants                                               3,108
Impaired value of securities                           (825)
Accumulated deficit                                 (38,227)
                                                   ---------
TOTAL STOCKHOLDERS' EQUITY                             3,060
                                                   ---------
TOTAL CAPITALIZATION                                  $4,624
                                                   =========

SELECTED CONSOLIDATED FINANCIAL DATA

     You should read the selected financial data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus. The statement of operations data set forth on the following page for the years ended December 31, 2004 and 2005 and the balance sheet data as of December 31, 2005 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The statement of operations data set forth on the following page for the nine months ended September 30, 2005 and 2006 and the balance sheet data as of September 30, 2006 have been derived from our un-audited consolidated financial statements included elsewhere in this prospectus. These historical results are not necessarily indicative of results to be expected for any future period.


                                                 NINE MONTHS ENDED                   YEAR ENDED
                                                     SEPTEMBER 30,                   DECEMBER 31,
STATEMENTS OF OPERATIONS DATA:                    (UN-AUDITED)
                                               2006            2005           2005          2004
                                           -------------  --------------  ------------  ------------
REVENUES:
   Information Sales
-CD-Rom                                    $    484,154   $     369,996   $   480,412   $   550,923
-Online                                       4,890,029       4,671,406     6,257,679     4,107,714
-Channel Partner                              4,653,453       3,109,902     4,358,038     1,028,650
-Wireless                                         5,384           9,435        11,908        13,095
   Engineering services                               -         505,000       505,000       562,200
                                           -------------  --------------  ------------  ------------
 Total revenues                               10,033,020       8,665,739    11,613,037     6,262,582
                                           -------------  --------------  ------------  ------------

COSTS AND EXPENSES:
   Costs of revenues:
    -CD-Rom                                      33,886         106,582       113,612        96,683
    -Online and Channel Partner               3,006,894       2,998,852     4,055,417     3,652,714
    -Engineering services                             -               -       123,750       124,175
    -Wireless                                         -         123,750             -           870
   Selling and marketing                       1,366,581      1,892,015     2,492,172     1,900,984
   General and administrative                 5,153,3583      5,240,852     7,537,444     6,467,306
   Research & Development                        147,796        163,655       214,287       316,941
                                           -------------  --------------  ------------  ------------
 Total operating expenses                     9,708,515       10,525,706    14,556,682    12,559,674
                                           -------------  --------------  ------------  ------------
OPERATING INCOME (LOSS)                         324,505     (1,859,967)   (2,943,645)   (6,297,091)

OTHER INCOME (EXPENSE):
   Interest income                                    -          16,282        57,256       159,461
   Interest expense                            (833,470)     (2,393,840)   (2,705,835)     (747,279)
   Interest expense - amort. of discounts         2,697           1,649             -      (193,131)
   Other income                              (1,882,650)              -        (7,952)       30,280
    Impairment of Note Receivable                                                   -      (500,000)
                                           -------------  --------------  ------------  ------------
 Net loss                                  $ (2,388,918)  $  (4,235,876)  $(5,600,176)  $(7,547,760)
                                           =============  ==============  ============  ============

BASIC AND DILUTED NET LOSS PER SHARE             ($0.35)         ($1.20)  $     (1.56)  $     (2.34)
SHARES USED IN COMPUTING
   BASIC AND DILUTED NET LOSS
  PER SHARE                                   6,5755,081       3,525,718     3,582,049     3,230,121



                                           AS OF               AS OF
                                      SEPTEMBER 30, 2006     DECEMBER 31, 2005
                                       (UNAUDITED)
                                      -------------     -----------------
BALANCE SHEET DATA:
Cash and cash equivalents                  $ 20,350          $    610,736
Total current assets                      6,220,107             5,960,203
Total assets                              8,568,348             8,744,332
Total current liabilities                 5,496,266             5,066,667
Total stockholders' equity                3,060,384             3,614,829

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     YOU SHOULD READ THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS TOGETHER WITH "SELECTED FINANCIAL DATA" AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS ANNUAL REPORT. THIS DISCUSSION AND ANALYSIS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS BECAUSE OF CERTAIN FACTORS, INCLUDING, BUT NOT LIMITED TO, THOSE PRESENTED BELOW.

OVERVIEW

     The LocatePLUS Group is a business-to-business and business-to-government provider of public information via our proprietary data integration solutions. Since 1996, we have sold a CD-ROM-based product, which we refer to as Worldwide Information(TM), that enables users to search certain motor vehicle records and driver's license information in multiple states through a dynamic search engine, using complete or partial information. Since March 1, 2000, we have maintained a database that is accessible through the Internet, known as LocatePLUS. Our LocatePLUS product contains searchable and cross-referenced public information on individuals throughout the United States, including individuals' names, addresses, dates of birth, Social Security numbers, prior residences, and, in certain circumstances, real estate holdings, recorded bankruptcies, liens, judgments, drivers' license information and motor vehicle records. Since September 2003, our wholly-owned subsidiary, Certifion, has offered personal information for self-certification purposes through its Entersect product.

     We distribute our content both directly (through the Internet in the case of our LocatePLUS product and through the mail in the case of our Worldwide Information(TM) CD-ROM) and through "channel partner" arrangements, by which third-party database providers obtain access to our databases in consideration for a royalty (such as job search and on-line dating sites, in the case of our Entersect product).

     On September 1, 2003, through our newly formed wholly-owned subsidiary Certifion Corporation, we acquired all the assets of Project Entersect Corporation in consideration for $62,662. The acquisition was accounted for as a purchase and is recorded and reflected with our operations from the time of purchase. The subsidiary operates under the trade name Entersect. Entersect provides a self-identification and validation service for online job posting and dating sites.

     On October 17, 2003, through our newly formed wholly-owned subsidiary, Dataphant, Inc., we acquired Voice Power Technologies, Inc., a Texas-based provider of data technology. In connection with this acquisition, Voice Power Technologies, Inc. merged with and into Dataphant, Inc. As consideration for the merger, shareholders of Voice Power Technologies, Inc. received an aggregate of 2,500,000 shares of LocatePLUS Class B Non-voting Common Stock. Through this acquisition, we now have information concerning virtually all landline phone numbers in the United States and approximately 25% of United States cell phone numbers. This data has been integrated into our current product lines.

     On January 6, 2004, LocatePLUS Holdings Corporation formed Metrigenics, Inc, a wholly-owned subsidiary.

From time to time, we also provide engineering services in connection with the implementation and rollout of our channel partnership arrangements.

     Although our products generally consist primarily of publicly available - and therefore non-proprietary - information, we integrate data in our products in a proprietary manner that allows users to access data rapidly and efficiently. In addition, our LocatePLUS(TM) product utilizes proprietary methodologies to link data from different sources associated with a given individual to a single background report, even though the sources of data with respect to a given individual may be incomplete or contain only partial information with respect to that individual. We have also sought patent protection with respect to aspects of our marking and search technology (referred to as our "Bull's Eye" feature) and aspects of our CareerScan and TrustmeID products.

     During the quarter ended June 30, 2003 we launched our new patent-pending Bull's-Eye technology, which is currently integrated into a LocatePLUS product. Bull's-Eye is the first search tool in our industry that allows users to correctly identify a person's current address based upon certain currently available information. Typically, when a search is performed on an individual using competing technologies, a number of addresses are pulled from a database of public records. Bull's-Eye enhances or improves the search process by cross-referencing current public utility and telephone records with historical data to more accurately identify a person's current address. We have also sought patent protection with respect to aspects of our CareerScan and TrustmeID products.

CRITICAL ACCOUNTING POLICIES

     We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations are discussed throughout this section where such policies affect our reported and expected financial results. Note that our preparation of our Consolidated Financial Statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Our accounting policies that are the most important to the portrayal of our financial condition and results, and which require the highest degree of management judgment relate to revenue recognition and the provision for uncollectible accounts receivable. We estimate the likelihood of customer payment based principally on a customer's credit history and our general credit experience. To the extent our estimates differ materially from actual results, the timing and amount of revenues recognized or bad debt expense recorded may be materially misstated during a reporting period.

     Revenue associated with our Worldwide Information product is recognized upon delivery to the customer of a CD-ROM, provided that no significant obligations remain, evidence of the arrangement exists, the fee is fixed or determinable and collectibility is reasonably assured. Information in our Worldwide Information product is updated and released either quarterly or twice a year. In the case of our LocatePLUS product, we charge a fee to customers, which varies based upon the type and quantity of information requested. Capitalizing on the synergies gained through the Companies acquisitions, in 2004, Worldwide was able to utilize the technology acquired through Voicepower Technologies, when it merged into Dataphant, to develop the industry's first ever searchable non-published and cell phone CD-ROM. This product became Worldwide's fastest growing CD-ROM product to date. In addition, Worldwide, using the search capabilities built into the CD-ROM search engine, has expanded beyond CD-ROMs. Worldwide recently entered into an exclusive partnership with the State of New Hampshire's Department of Safety to implement its technology on the state's Intranet. Sonia Bejjani, Company co-founder and President of Worldwide, was profiled in "Women to Watch in 2005" by Women's Business Boston, January 2005 issue.

Revenue from our LocatePLUS product is recognized when there is either an agreed upon royalty fee or the requested information is downloaded, there is evidence of an arrangement, the fee is fixed or determinable, and collectability is reasonably assured. We charge our fees to customers' credit cards
(approximately 60% of our current LocatePLUS customer base) or invoice customers for such fees on a monthly basis (approximately 40% of our LocatePLUS customer base). During 2005, our LocatePLUS online customer base exceeded 20,000 customers. Within that customer base, the subscriptions for ChoicePlan billing plans, which are billing plans for committed revenue per customer ranging from $25 per month to $5,000 per month, increased to 1,200 customers. In addition, we made a significant change to our billing practice in 2004, with the implementation of a new minimum usage fee. We expect this change will increase annual billings by at least $1M per year.

     Revenue from our Entersect product is recognized when certifications are purchased online (and paid for via credit card) or the requested information is downloaded, there is evidence of an arrangement, the fee is fixed or determinable, and collectibility is reasonably assured.

Revenue from Dataphant is generated exclusively through inter-company sales to our other wholly owned subsidiaries and eliminated on consolidation.


     Our costs of revenue consist primarily of our costs to obtain data and software maintenance expenses, which consist primarily of payroll and related expenses for information technology personnel, Internet access and hosting charges, and expenses relating to Web content and design. We obtain our data from multiple sources and we have entered into various license agreements with the related data providers. For the twelve months ended December 31, 2005 and 2004 we recorded $4,189,029 and $3,749,397, respectively and in the nine months ended September 30,

2006 and 2005, we recorded $3,040,780 and $3,105,434 respectively, in costs related to these agreements. In the event that any of our primary sources of data became unavailable to us, we believe that we would be able to integrate alternate sources of data without significant disruption to our business or operations, as there are currently a number of providers of such data.

     Our selling and marketing expenses consist of salaries and commissions paid to sales representatives for the products that we offer, as well as direct mail advertising campaigns and magazine and Internet-banner advertisements.

     General and administrative expenses consist of payroll and related expenses for non-sales, non-research and development and executive and administrative personnel, facilities expenses, insurance, professional services, travel and other miscellaneous expenses.

     Interest income consists of earnings on our cash and cash equivalents, short-term investments and notes receivable. Interest expense is primarily attributable to various notes issued through September 30, 2006. As of September 30, 2006, we had notes payable (current and long-term) totaling $1,496,737.

NET  LOSSES  AND  FINANCINGS

     We have incurred significant net losses since our inception. We incurred net losses of approximately $7.5 million in 2004 and $5.6 million in 2005 and $2.3 million during the nine months ended September 30, 2006. Our accumulated deficit as of September 30, 2006 was approximately $38.2 million. We raised approximately $4 million 2004 and approximately $9.6 million in 2005 from the issuance of debt and sales of our equity.


During August 2003, we issued a put to one investor through an equity agreement, which provides us, subject to certain limitations, the right to sell, at our discretion, up to $5 million in shares of our Class A Voting Common Stock to the investor at a purchase price equal to 95% of the lowest closing bid price for the Company's Class A Voting Common Stock during a ten-day pricing period. The number of shares that we may sell to that investor is limited by the trading volume of our Class A Voting Common Stock and certain customary closing conditions. The Company sold 17,042,761 shares for a total $5 million in net proceeds from the investor through December 31, 2005. There was no remaining amount available under the put at December 31, 2005.

     On June 17, 2004 we entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd., a Cayman Islands company, relating to the private placement of a convertible term note issued by the Company in the principal amount of $3,000,000 due June 17, 2007 (the "Note"), and a common stock purchase warrant (the "Warrant"). On November 30, 2004, this note was amended to increase the principal amount to $4,000,000 and an additional warrant. In July, 2005, the company raised approximately $9 million through the issuance of convertible debt of which $4 million was used to pay the balance on this note in full

     In connection with an offering that closed on August 15, 2005 we entered into a Purchase Agreement with certain institutional and accredited investors relating to the private placement of convertible term notes issued by the Company in the principal amount of $8,965,000 and warrants to purchase up to 41,189,000 shares of our capital stock. Of the proceeds from this offering, approximately $4.1 million was used to retire current secured convertible notes, and the remainder will be used for general working capital. In conjunction with this offering, we also entered into related Registration Rights and Voting
Agreements. On November 14, 2005, at the annual meeting of the shareholders, the recapitalization was approved by a majority of the outstanding shares of both classes of stock. On December 12, 2005, we completed a plan of recapitalization which triggered the mandatory conversion of these notes into 1,793,000 shares of the new Common Stock.

     On December 29, 2005, we entered into a Debenture Agreement with Dutchess Private Equities Fund, II, L.P. Pursuant to that Debenture Agreement, we received proceeds of $1,500,000 by issuing a Debenture convertible into shares of our Common Stock , 200,000 founders shares and a Common Stock purchase warrant for 750,000 shares with an exercise price of $5.00 per share. On July 21, 2006, we entered into a Debenture Agreement with Dutchess Private Equities Fund, L.P. Pursuant to that Debenture Agreement, we received proceeds of $750,000 by issuing a note payable convertible into shares of our Common Stock , 200,000 founders shares and a Common Stock purchase warrant for 350,000 shares with an exercise price of $1.00 per share. By amendments dated October 18, 2006 both Debenture Agreements were amended to provide that they may be converted at any time into our Common Stock at the lesser of $.70 per share or 75% of the lowest closing bid price during the 20 trading days next preceding the date of conversion

RESULTS  OF  OPERATIONS


NINE MONTHS ENDED SEPTEMBER 30, 2006 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30,
 2005

     Revenues. Revenues from our Worldwide InformationTM CD-ROM product Increased to $484,154 for the nine months ended September 30, 2006 from $369,996 for the nine months ended September 30, 2005, an increase of 31%. Revenues from our Internet-based product, LocatePLUS?, increased to $4,890,029 for the nine months ended September 30, 2006, as compared to $4,671,406 for the nine months ended September 30, 2005, an increase of 5%. Revenue from channel partners increased to $4,653,453 from $3,109,902, for the nine months ended September 30, 2006 and 2005 respectively, an increase of 49%. The increase is attributable to gaining greater acceptance by partners for streaming XML as well as the addition of one major channel (a distribution method for our data). Revenues from our wireless product, LocatePLUS AnyWhere, were $5,384 during the nine months ended September 30, 2006 as compared to $9,435 during the nine months ended September 30, 2004, a decrease of 43%. Through September 30, 2006 no Engineering services revenue was recorded. For the nine months ended September 30, 2005, Engineering services revenue was $505,000. From time to time, we also provide engineering services in connection with the implementation and rollout of our channel partnership arrangements.

     Costs of revenues. For the nine months ended September 30, 2006, costs of revenues for Worldwide InformationTM were $33,886 as compared to $106,582 for the nine months ended September 30, 2005, a decrease of 68%. For the nine months ended September 30, 2006, our costs of revenues associated with LocatePLUS online and channel were $3,006,894 as compared to $2,998,852 for the nine months ended September 30, 2005, an increase of less than 1%. Costs of revenue associated with LocatePLUS are not expected to increase significantly over the next twelve months as we have acquired most of the data planned for that product.

     Selling and marketing expenses. Selling and marketing expenses for the nine months ended September 30, 2006 were $1,366,581 as compared to $1,892,015 for the nine months ended September 30, 2005, a decrease of 28%.

     General and administrative expenses. General and administrative expenses for the nine months ended September 30, 2006 were $5,153,358 as compared to $5,240,852 for the nine months ended September 30, 2005, a decrease of 2%.

     Research and Development expenses. Research and development expenses for the nine months ended September 30, 2006 were $147,796 as compared to $163,655 for the nine months ended September 30, 2005, a decrease of 10%.

     Interest income. No interest income was recorded through the nine months ended September 30, 2006. For the nine months ended September 30, 2005, interest income was $16,282.

     Interest expense. Interest expense decreased to $833,470 for the nine months ended September 30, 2006, from $2,393,840 for the nine months ended September 30, 2005, a decrease of 65%.

     Financing Related Expenses. During the nine months ended September 30, 2006, we recorded expenses related to registration rights in the amount of $1,882,650. These charges will continue to accrue at a rate of approximately $135,000 per month until either the registration is declared effective or July 8, 2007.

     YEAR ENDED DECEMBER 31, 2005 COMPARED TO YEAR ENDED DECEMBER 31, 2004

     REVENUES. Revenue from our Worldwide InformationTM CD-ROM product decreased to $480,412 for the year ended December 31, 2005 from $550,923 for the year ended December 31, 2004. This decrease is attributable to decrease in the number of states of which we offer this product for. Revenue from our LocatePLUS and Entersect online products, increased to $6,257,679 for the year ended December 31, 2005 as compared to $4,107,714 for the year ended December 31, 2004, an increase of 52.3%. Approximately $701,000 of this increase, or 32.6%, was due to the implementation of a minimum usage fee charged to LocatePLUS' online customers effective November 2004, which had the effect of increasing usage. Management believes that the contribution of the minimum fee to overall revenue will decrease in the future as users increase usage in excess of the minimum. Additionally, approximately $842,971 of the increase, or 39.2% was due to an increase in customers using the Entersect product. The remaining $605,994 increase, or 28.2% was due to the increase in LocatePLUS' customers. Revenue from our channel partners increased to $4,358,038 for the year ended December 31, 2005 as compared to

$1,028,650 for the year ended December 31, 2004 an increase of 324%. The increase is attributed to the addition of new channel partners and additional sales to existing channel partners. As part of deploying channel partner agreements, we occasionally provide engineering services. In 2005 we recognized $505,000 in engineering revenue as compared to $562,200 recognized in 2004 a decrease of 10%. These services are not recurring and are dependent on customer needs. We recognized wireless revenue of $11,908 in 2005 as compared to $13,095 in 2004. We expect online, wireless, and channel revenue to increase and CD-ROM revenue to be stable during the next twelve months.

COSTS OF REVENUES. For the year ended December 31, 2005, our costs of revenue for Worldwide InformationTM were $133,612 as compared to $96,683 for the year ended December 31, 2004. Data cost are relatively fixed even as revenue from the product increases, no marked increase in costs is realized. For the year ended December 31, 2005, our costs of revenue associated with LocatePLUS(TM) and channel partner sales were $4,055,417, as compared to $3,652,714 for the year ended December 31, 2004, an increase of 11%. This increase is primarily attributable to costs associated with the acquisition of new data sets. Costs of revenues are expected to stabilize at about $3.5 million annually, as that amount represents the cost for the required data sets. As revenue increases, costs of revenue are not expected to increase proportionately. Costs of engineering services were allocated based on time spent for engineering services. Costs of wireless revenues are primarily the cost of wireless connectivity and the amortized cost of devices sold to end users.

SELLING AND MARKETING EXPENSES. Selling and marketing expenses for the year ended December 31, 2005 were $2,492,172, as compared to $1,900,984 for the year ended December 31, 2004, an increase of approximately 31%. This increase in expenses is attributable primarily to an increase in our marketing activities for our Entersect product, additional direct marketing performed in 2005, and an increase in our sales force. We expect selling and marketing expense to increase over the next twelve months as we focus greater efforts on increasing revenue.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses for the year ended December 31, 2005 were $7,537,444 as compared to $6,467,306 for the year ended December 31, 2004, an increase of 16.5%. Included in this is investor relations activities accounting for $1,344,236, of which $488,558 was non-cash stock based compensation. Investor relation expenses are not core to the operation of the company and had we not incurred these expenses, general and administrative expenses would have decreased to $6,189,696.

RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses for the year ended December 31, 2005 were $214,287 as compared to $316,941 for the year ended December 31, 2004, a decrease of 32%. These expenses are a result of investigation of new biometric data products through the creation of Metrigenics. We anticipate these expenses will stabilize for the foreseeable future.

INTEREST INCOME. Interest income decreased to $57,256 for the year ended December 31, 2005, from $159,461 for the year ended December 31, 2004. This decrease is attributable to interest earned on certain notes issued to us in 2003, of which $214,999 of principal remained outstanding as of December 31, 2005.

     INTEREST EXPENSE. Interest expense increased to $2,705,835 for the year ended December 31, 2005, from $940,410 for the year ended December 31, 2004, an increase of 188%. This increase is attributable to the payoff of certain notes payable issued in 2004 and the interest expense associated with additional financing during 2005.

     OTHER INCOME. Other income decreased to $(7,952) for the year ended December 31, 2005, from $30,280 for the year ended December 31, 2004. This decrease is attributable to the loss on a fixed asset at time of sale.

LIQUIDITY  AND  CAPITAL  RESOURCES

     From our incorporation in 1996 through December 31, 2005, we raised approximately $40 million through a series of private placements and public offerings of equity and convertible debt to fund marketing and sales efforts and develop our products and services.


     As  of  September  30,  2006,  our  cash  and  cash equivalents totaled
$20,350.

     During August 2003, we issued a put to one investor through an equity agreement, which provides us, subject to certain limitations, the right to sell, at our discretion, up to $5 million in shares of our Class A Voting Common Stock to the investor at a purchase price equal to 95% of the lowest closing bid price for the Company's Class A Voting Common Stock during a ten-day pricing period. The number of shares that we may sell to that investor is limited by the trading volume of our Class A Voting Common Stock and certain customary closing conditions. The Company sold 17,042,761 shares for a total $5 million in net proceeds from the investor through December 31, 2005. There was no remaining amount available under the put at December 31, 2005.

See above under "Net Losses and Financings" for a description of financings entered into in 2004 and 2005.

COMMITMENTS AND CONTINGENCIES


     OPERATING LEASES

     We lease office space and equipment under various operating lease agreements which terminate on various dates through 2008. Future minimum payments under our non-cancelable operating leases total $202,342.

CAPITAL  LEASES

     Through September 30, 2006, we entered into certain long-term equipment lease agreements. These agreements are classified as capital leases and expire in 2007. Future minimum lease payments under our non-cancelable capital leases total $67,973.

     LICENSE AGREEMENTS

     We have entered into various data acquisition agreements under which we are required to make minimum payments totaling $1,067,500 through 2010.

The following represents the contractual obligation and commercial commitments as of December 31, 2005.



                                                 Payments Due by Period
                                              LESS THAN     1-3       3-5    MORE THAN
CONTRACTUAL OBLIGATIONS             TOTAL       1 YEAR     YEARS     YEARS    5 YEARS
Long-Term Debt including current  $2,736,152  $2,720,006  $  5,568  $10,578  $        -
Capital Leases                       256,692     207,156    49,536        -           -
Operating Leases                     600,104     523,767    76,337        -           -
License Agreements                         -                              -           -
                                  ----------  ----------  --------  -------  ----------
Total                             $3,592,948  $3,450,929  $131,441  $10,578  $        -
                                  ==========  ==========  ========  =======  ==========


CERTAIN RELATED PARTY TRANSACTIONS

     LOANS FROM DIRECTORS

     In December 2002, we issued a one-year term note for $250,000 with ten year, fully vested detachable warrants to Robert Kite. As a condition of his investment, Mr. Kite required that he be appointed to the Board of Directors of the Company. The note bears interest at the rate of 10% per annum and is payable in one lump sum at maturity. The detachable warrants provide for the purchase of 250,000 shares of our Class B Non-Voting Common Stock with an exercise price of $0.22 per share. This note was repaid January 2004.

     NON-EMPLOYEE DIRECTORS STOCK OPTION POLICY

     On March 28, 2003, and pursuant to our Non-employee Directors' Stock Option Policy, we granted warrants to purchase an aggregate of 105,000 shares of Class B Non-voting Common Stock, with an exercise price of $0.15, to three persons who were then Directors (Robert Kite, John Houlihan, and Thomas Garlock).

On November 3, 2003, and pursuant to our Non-employee Directors' Stock Option Policy, we granted options to purchase an aggregate of 500,000 shares of Class B Non-voting Common Stock, with an exercise price of $0.20, and paid an aggregate of $50,000 to five persons who were then Directors (Messrs. Kite, Houlihan and Garlock, Gerard Scalley and Thomas Murphy).

In May 2004, and pursuant to our Non-employee Directors' Stock Option Policy, we granted options to purchase an aggregate of 5,000,000 shares of Class A Voting Common Stock, with an exercise price of $1.50 to five persons who were then Directors (Messrs. Kite, Houlihan and Garlock, Gerard Scalley and Thomas Murphy).

USE OF OUR ASSETS

     Certain of our executives are allowed use of company owned or leased vehicles for both business and personal purposes. The owned vehicles have been capitalized as assets of the Company, totaling $102,954 as of December 31, 2005.

NOTES RECEIVABLE FROM RELATED PARTIES

     During 2000, we issued cash loans of $400,000 and received, in exchange, promissory notes from two of our officers, Mr. Jon Latorella and Robert A. Goddard. Although the notes were due January 3, 2010, their terms provided that, if, as of January 3, 2003, the officers were still employed by us, then the obligations and debt evidenced by the notes were to be canceled without further action, and we are to pay to the officers, no later than February 29, 2004, an amount in cash sufficient to fulfill the officers' tax liabilities attributable to the cancellation of the notes. As such, we have been expensing the principal of the notes on a monthly basis and in 2004 and 2003, recognized $0 and $9,722 of amortization expense respectively on notes receivable from related parties. Additionally, we have accrued approximately $0 in 2004 and $6,701 in 2003 relating to an estimate of their tax liability expected to be reimbursed by us. As of January 3, 2003, both Mr. Latorella and Mr. Goddard were employed by us and, accordingly, the notes were cancelled as of that date. Mr. Goddard ceased employment with the Company on March 31, 2003. Both were paid their tax equalization payments in 2004. As of 2004, no further obligations exist under these notes.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In February 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard 155 - Accounting for Certain Hybrid Financial Instruments ("SFAS 155"), which eliminates the exemption from applying SFAS 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. SFAS 155 also allows the election of fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a remeasurement event. Adoption is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 155 is not expected to have a material effect on our consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standard 156 - Accounting for Servicing of Financial Assets ("SFAS 156"), which requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value. SFAS 156 permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Adoption is required as of the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 156 is not expected to have a material effect on our consolidated financial position, results of operations or cash flows In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29." APB Opinion No. 29, "Accounting for Non-monetary Transactions," is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. SFAS No. 153 amends APB Opinion No. 29, eliminating the exception to fair value accounting for non-monetary exchanges of similar productive assets and replaces it with a general exception to fair value accounting for non-monetary exchanges that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect this statement to have a material impact on its financial statements.

OFF-BALANCE-SHEET ARRANGEMENTS

     The Company has no off-balance-sheet arrangements currently in effect or in effect during the year ended December 31, 2005, including but not limited to any guarantee contracts that has the characteristics defined in paragraph 3 of FASB Interpretation No. 45 (November 2002), as amended; any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement, any obligation that could be accounted for as a derivative instrument, or any obligation arising out of a variable interest (as referenced in FASB Interpretation No. 46, as amended).

                                    BUSINESS
OVERVIEW

LocatePLUS Holdings Corporation, through itself and its wholly-owned subsidiaries LocatePLUS Corporation, Worldwide Information, Inc., Certifion
Corporation, Dataphant, Inc., and Metrigenics, Inc., (collectively, the "LocatePLUS Group"), are business-to-business, business-to-government and business-to-consumer providers of public information via our proprietary data integration solutions. Since 1996, we have sold a CD-ROM-based product, which we refer to as Worldwide Information(TM), which enables users to search certain motor vehicle records and driver's license information in multiple states. Since March 1, 2000, we have maintained a database that is accessible through the Internet, known as LocatePLUS. Our LocatePLUS product contains searchable and cross-referenced public information on individuals throughout the United States, including individuals' names, addresses, dates of birth, Social Security numbers, prior residences, and, in certain circumstances, real estate holdings, recorded bankruptcies, liens, judgments, drivers' license information and motor vehicle records. On September 1, 2003, our newly formed wholly-owned subsidiary, Certifion Corporation, acquired all of the assets of Project Entersect Corporation a provider of data technology. Certifion provides self-screening for both resume and online dating services and has filed for patent protection for both of these services. In October 2003, our newly formed wholly-owned subsidiary, Dataphant, Inc. acquired Voice Power Technology through a merger. Through this merger, Dataphant now has information on virtually every land-based phone number in the United States and approximately 30% of the cell phone numbers in the United States. On January 6, 2004, the Company formed a new wholly-owned subsidiary, Metrigenics, Inc., with operations located in New York state. Metrigenics was formed to develop new ways to integrate biometrics with data. Metrigenics has finished first stage testing on matching DNA to facial characteristics and expects to have first stage products within twelve months.

INDUSTRY BACKGROUND

     We are a public information provider. Users of our information have historically included law enforcement, other government agencies, law firms, investigation companies, private investigators and insurance companies. Information is used by those entities for various activities ranging from legal discovery to the detection of fraud and the prevention of crime and terrorism. Additional users, such as large businesses, have increasingly availed themselves of our information services in connection with their identity validation and other business decisions.

     Non-traditional users, such as individuals using job search and on-line dating service sites, have also begun to avail themselves of background information in response to concerns about identity theft.

     The majority of the data in the database is publicly available and it is only through our proprietary matching and searching technology that creates significant value to the data. Examples of such public data include:

-  names and addresses          -  property ownership
-  aliases                      -  bankruptcies
-  nationwide court records     -  certain criminal records

     The sources of these types of public data, however, are often fragmented and geographically dispersed. In addition, the reliability of this information and the data provided by various sources may not be consistent. In this environment, users that wish to use public information are faced with the time-consuming, costly and difficult task of gathering data from numerous locations and sources, verifying the information acquired and organizing it into a useful format. While services and technologies have developed to enable remote access to certain information sources, there have historically been few comprehensive access points for information available about individuals. Traditional sources of information, including credit reporting services and other database services, make available only limited types of information for specific purposes, such as verifying credit worthiness. Such services may also be limited by applicable law to specified uses and users. Almost none of those sources are integrated in a manner that allows easy and rapid access to data.

BUSINESS STRATEGY

     Our business plan is to provide an entire suite of information products and services for professionals in law enforcement agencies, law firms, insurance underwriting, fraud investigation, private equity funds, private investigation and financial institutions. We believe that we will be able to compete with comparable services based upon the pricing of our services and based upon certain technical advantages incorporated in our systems. We have proprietary matching and searching capabilities that give us an advantage over our competitors. In addition, we acquired the technology to gather virtually all the landline phone numbers and 30% of cell phone numbers through our VPT merger which no known competitors have. To date, our products have primarily focused on the United States market. With the recent formation of Metrigenics, a research and development company, we are expanding into products with worldwide applicability. Metrigenics is working on the development of matching DNA with facial characteristics. With the success of early trials, it is expected that first stage products could be seen as early as twelve months.

OUR TARGET MARKET AND SCREENING OF USERS

     Our products have historically been marketed and sold to federal, state and local government agencies (including law enforcement agencies), private investigators, human resource professionals and the legal profession. Our products have been used in:

     - crime and terrorism investigation (e.g., in conjunction with federal and state investigations in the aftermath of the September 11th terrorist attacks and the subsequent anthrax incidents);
     -    detection  of  fraud;
     - "skip tracing" (i.e., the location of debtors and individuals in violation of parole or bail restrictions);
     -    background  checks;
     -    legal  due  diligence;  and
     -    Identity  self  certification
     -    Private  security
     -    Risk-management.

Certifion offers data for self-certification purposes in connection with job search and Internet dating services and has provided an addition channel in which to distribute the same data developed by LocatePLUS. Our LocatePLUS(TM) and Worldwide Information(TM) products are generally marketed and sold only to pre-screened business and government end users. Before obtaining access to our LocatePLUS(TM) database or our Worldwide Information(TM) product, we generally require commercial customers to provide background information about their business need for data and about themselves, such as business licenses, bar admission cards or private investigator licenses. Individuals involved in law enforcement must provide similar evidence of their authority.

To prevent the misuse of our data, we have adopted a three-tier security schema for our LocatePLUS(TM) Group products. We believe that we lead the market in protecting access to our data. With recent challenges in the industry relating to data access, we have been ahead of the curve in adopting a schema that restricts the most sensitive data. Our groups are classified in the following manner.

   LEVEL       INDUSTRY USERS             SAMPLE DATASETS AVAILABLE TO USERS
-----------  -------------------      -----------------------------------------
                                      Names, Addresses and Phone Numbers
    I        General Business         Past Residences, Neighbors and Affiliates
                                      Real Property

             Private Investigators    Level I Data, plus:
             Insurance                Liens and Judgments
    II       Attorneys/Law Firms      Drivers' Records
             Government               Certain Motor Vehicle Records
             Corporate Security

                                      Level I and II Data, plus:
    III      Law Enforcement          Comprehensive Criminal Records
                                      Restricted Motor Vehicle Records
                                      Certain Credit Reporting Data


As we move forward, we expect to further define user groups and data available to those groups. We expect to roll out a new version of our search engine that allows us to do just that by year end.

LOCATEPLUS

     We launched our LocatePLUS Internet site in March 2000. Our LocatePLUS database contains searchable and cross-referenced public information on individuals throughout the United States. Information is presented in a dynamic, hyper-linked fashion, permitting users to rapidly identify and obtain personal information relating to individuals and their associated residences, possible acquaintances, and a variety of other types of data. Our LocatePLUS database consists of approximately five billion individual data entries. According to our estimates, we have data entries relating to approximately 205 million adult individuals in the United States (or approximately 98% of the adult population of the United States, based on the 2000 United States Census).

Datasets currently integrated in our LocatePLUS product include nationwide records relating to:

-  real estate records
-  names and addresses                     -  prior residences
-  aliases                                 -  recorded bankruptcies
-  dates of birth                          -  liens
-  Social Security numbers                 -  motor vehicle records
-  driver's license information            -  certain death records
-  residential address information         -  phone numbers
   (including dates of residence)
-  certain criminal arrest, conviction     -  vesselregistrations
   and incarceration records

We intend to continue integration of datasets into our LocatePLUS product, including:

-  certain hunting and fishing licenses    -  certain professional licenses
-  certain facial image files              -  certain fingerprint files
-  certain gun licenses                    -  Federal Aviation Administration
                                              records

We can currently give no assurance as to the timing of integration of such datasets, however, or whether these new datasets will be integrated with our LocatePLUS product at all.

     We believe that one of the significant advantages of our LocatePLUS(TM) product, in comparison with many products with which we compete, is the ability of LocatePLUS(TM) to "tie" data associated with a given individual to produce a single report. Our LocatePLUS(TM) system uses a proprietary methodology to associate data in a manner that generally results in a matching of data entries across diverse data sources, allowing users to obtain a single, comprehensive data report about an individual, even when there is no single element that ties data entries together (such as a Social Security number). This comprehensive data report is itself linked to other data potentially relevant to a business or government agency researching an individual, such as names and addresses of possible acquaintances, relatives and neighbors of that individual. Another of the advantages that LocatePLUS Group is its unlisted and cell phone listings which we believe no other competitor has.

LOCATEPLUS ANYWHERE

     We also offer a version of our LocatePLUS product that is accessible through wireless personal digital assistants and e-mail capable pagers, which we refer to as LocatePLUS AnyWhere. LocatePLUS AnyWhere(TM) was commercially launched in mid-December 2002. This product is being marketed primarily to law enforcement. The product is sold on a subscription fee basis, permitting unlimited access to our LocatePLUS database for a flat monthly fee provided that that the user agrees to a fixed term commitment. As of December 31, 2005, we had realized only nominal revenue from this product.

WORLDWIDE INFORMATION(TM)

     Since 1996, we have produced CD-ROM products that enable users to quickly search motor vehicle records in multiple states through a dynamic search engine, known as Worldwide Information(TM). Our Worldwide

Information(TM) product enables users to search certain motor vehicle records and drivers' license information in multiple states through a dynamic search engine. Unlike many competing products, our Worldwide Information(TM) product enables users to rapidly identify vehicles or drivers using complete or partial search criteria. We believe that this ability to search partial data is a valuable tool in circumstances in which incomplete information is available, as is often the case in criminal investigations. Unlike data provided by Internet-based services, searches on our CD-ROM product are confidential and unavailable to any person other than the user of our CD-ROM product. We believe that the confidential nature of this CD-ROM product makes it particularly attractive to law enforcement agencies, which must often conduct criminal investigations in strict secrecy.

As of December 31, 2005, there were approximately 3,500 pre-screened purchasers of our Worldwide Information(TM) CD-ROM product.

ENTERSECT

     On September 1, 2003, our newly formed wholly-owned subsidiary, Certifion Corporation, acquired all of the assets of Project Entersect Corporation a provider of data technology. Certifion operates under the trade name of "Entersect," and it provides self-screening for both resume and online dating services.

DATAPHANT

In October 2003, Voice Power Technology merged into our newly formed wholly-owned subsidiary, Dataphant, Inc. Through this merger, Dataphant now has information on virtually every land-based phone number in the United States and approximately 30% of the cell phone numbers in the United States. We believe that we are the only company that has this information. The Dataphant data has been integrated into both LocatePLUS and Worldwide Information products. Currently the only distribution of this data is through the other subsidiaries.

METRIGENICS

  On January 6, 2004, the Company formed a new wholly-owned subsidiary, Metrigenics, Inc., with operations located in New York state. Metrigenics was formed to develop new ways to integrate biometrics with data. Metrigenics has finished first stage testing on matching DNA to facial characteristics and expects to have first stage products within twelve months.

SOURCES OF OUR DATA

     Our operations depend upon information derived from a wide variety of automated and manual sources. External sources of data include public records information companies, governmental authorities and on-line search systems. We license or otherwise obtain our data from five primary sources, as well as over twenty other ancillary sources (including both private and government sources). In the event that any of our primary sources of data were no longer available to us, we believe that we would be able to integrate alternate sources of data without significant disruption to our business or operations, as we believe there are currently a number of equivalent providers of such data.

REGULATORY RESTRICTIONS ON OUR BUSINESS

     Both federal and state law regulates the sale of data. Recently, consumer advocates and federal regulators have voiced concerns regarding public access to, or commercial use of, personal information. As a result, increased pressure has been placed upon federal and state legislators to regulate the dissemination or commercial use of personal information.

One such legislative enactment that has had an effect on our business was the Financial Services Modernization Act of 2000, also known as the "Gramm-Leach-Bliley Act". Among other things, this law restricts the collection, use, and transfer of certain data that includes "credit header" information, which had historically functioned as the backbone of our data resources.
Implementation of this law's restrictions by the Federal Trade Commission significantly limited the availability of certain data for our database, but we have subsequently developed datasets that function independently of "credit header" information. Although we have not engaged counsel to review this matter or the conduct of our operations generally, we believe that our operations are currently unaffected by the Gramm-Leach-Bliley Act or any law specifically applicable to the dissemination of data concerning individuals. More recently, congress has been addressing the access to public data such as ours. Any further restriction on our use of personal information, however, could limit the usefulness and have a material adverse affect on operations, our products, including our LocatePLUS product, and our operations. Federal and state law prohibits us from selling information about minors. Our products have been designed to prevent the dissemination of such data.

DISTRIBUTION OF OUR PRODUCTS

     We distribute our content both directly (though the Internet in the case of our LocatePLUS product and through the mail in the case of our Worldwide
Information(TM) CD-ROM) and through "channel partner" arrangements, by which third parties access our databases in consideration for a royalty. We also, from time to time, provide certain consulting services to third party database providers on the integration and assimilation of public data. To date, our efforts to license data have resulted in several channel partnerships. For the year ending December 31, 2005, we have recognized revenue of $4,358,038 on these agreements.

COMPETITION

     Current competitors for our LocatePLUS(TM) and Entersect include ChoicePoint, Confi-chek.com, and Lexis-Nexis. Many of the companies that currently compete with this product, as well as other companies with whom we may compete in the future, are national or international in scope and have greater resources than we do. Those resources could enable those companies to initiate price cuts or take other measures in an effort to gain market share in our target markets.
Our Worldwide Information(TM) product primarily competes with the registries of motor vehicles of various states that sell their data to screened users. These state agencies generally provide data in "raw form" without the search capabilities that we provide in our Worldwide Information(TM) product.


EMPLOYEES

     As of February 12, 2007, the LocatePLUS Group had 73 employees. We believe that our relations with our employees are good.

DESCRIPTION OF PROPERTY
     LocatePLUS Holdings Corporation and LocatePLUS Corporation, are presently headquartered in Beverly, Massachusetts, where we lease approximately 32,000 square feet. The lease on that facility expires on February 28, 2007, and our annual lease obligation is approximately $458,000.

Worldwide Information, Inc., is presently located in Byfield, Massachusetts, where it leases approximately 2,700 square feet. The lease on the Byfield facility expired on March 1, 2003, and we are currently a tenant-at-will in this facility. Our annual lease payments on that facility in 2005 were approximately $27,000. Annual rent payments for 2006 are expected to be $28,000.

Dataphant, Inc., is located in Austin, Texas, where it leases approximately 3,000 square feet pursuant to a month-to-month lease (which includes the use of office equipment, with current monthly rent of $3,680).

Certifion Corporation, (which does business under the name "Entersect"), is located in Santa Ana, California, where it leases approximately 1,900 square feet pursuant to a month-to-month lease with current monthly rent of $3,139.

Metrigenics Inc., has access to University office and lab space with no lease or rental commitment. We believe that our facilities are sufficient for our projected needs.

INTELLECTUAL  PROPERTY

     Publicly available data concerning individuals is generally non-proprietary. As a result, our intellectual property consists largely of certain trade secrets and know-how associated with the integration of databases and our ability to link diverse datasets. We rely on a combination of confidentiality agreements, restrictions on access to our proprietary systems, and contractual provisions (such as in our user agreements) to protect our intellectual property.

     We have registered LOCATEPLUS.COM as a trademark with the United States Patent and Trademark Office. We maintain LOCATEPLUS, WORLDWIDE INFORMATION(TM), ENTERSECT(TM), CareerScan(TM), and TrustmeID(TM) as unregistered trademarks relating to our products. We may, from time to time, claim certain other rights under trademark law, however, we currently have no other marks registered or pending with the United States Patent and Trademark Office or the equivalent agency of any other country.

     In 2003, we filed for patent protection covering certain aspects of two of our products. We have filed for patent protection covering certain aspects of our unique search product, "Bull's Eye," that electronically matches database information with current public phone and utility information to identify current information. We also filed, through our Certifion subsidiary, for patent protection covering certain aspects of our self-validation products
Career  Screen(TM)  and  TrustmeID(TM).

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On December 13, 2004, the audit committee of LocatePLUS Holdings Corporation (the "Company") received a letter of resignation dated December 10, 2004, from the Company's independent accountants, Carlin, Charron, and Rosen, LLP. (CCR).

Except as described in the following sentence, the reports of CCR on the financial statements of the Company for either of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The report of CCR on the financial statements of the Company for the fiscal year ended December 31, 2003 was modified to express substantial doubt regarding the Company's ability to continue as a going concern.

In addition, during the Company's two most recent fiscal years and through December 13, 2004, there was no disagreement with CCR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of CCR, would have caused CCR to make reference to the subject of that disagreement in its reports on the Company's financial statements for those fiscal periods.

The letter of CCR, attached as Exhibit 16.1 to the 8-K filed with the Securities and Exchange Commission on December 17, 2004, was the initial contact from CCR regarding the concerns addressed therein. Since that time, the Company's audit committee of the board of directors has addressed all issues raised in the CCR letter.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company provided CCR with a copy of this disclosure and requested that CCR as promptly as possible furnish a letter addressed to the Commission stating whether or not CCR agrees with the statements of the Company set forth in the December 17, 2004, 8-K.

A letter from CCR with respect to this matter was filed with the Securities and Exchange Commission on Form 8-K on January 21, 2005.

On February 8, 2005, Livingston & Haynes, P.C. ("Livingston") was engaged as the Company's new independent accountants. During the two most recent fiscal years and the interim period preceding the engagement of Livingston, the Company had not consulted with Livingston regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report or oral advice was provided to the Company by Livingston that Livingston concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" or a reportable event, as those terms are used in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B.

LEGAL  PROCEEDINGS
The Company is from time to time subject to legal proceedings and claims which arise in the normal course of its business. Management believes the outcome of any pending or known matters will not have a materially adverse effect on the Company's financial position or results of operations.

                                      * * *

                        EXECUTIVE OFFICERS AND DIRECTORS


The following table sets forth specific information regarding our executive officers and directors as of Chief Financial Officer February 12, 2007.

EXECUTIVE OFFICERS AND DIRECTORS     AGE     POSITIONS
--------------------------------     ---     -----------------------------------
Jon R. Latorella                     42      Chairman of the Board, President
                                             and Chief Executive Officer
Sonia P. Bejjani                     37      Director; President-Worldwide
                                             Information, Inc.
James C. Fields                      39      Vice President of Finance,
                                             Treasurer Secretary, and Acting
                                             Chief Financial Officer
Ralph Caruso                         56      Director
David Skerrett                       56      Director
Chris Romeo                          43      Director
Mike Ryan                            47      Director
Peter Zekos                          44      Director


CURRENT DIRECTORS AND OFFICERS

SONIA P. BEJJANI, 37, co-founded our business in 1991 and has been a member of our Board of Directors and employed by us in various capacities since we commenced our activities. During the five years ending August 1, 2001, Ms. Bejjani was our Vice President - Sales and Customer Service. Since August 1, 2001, Ms. Bejjani has been the President of Worldwide Information, Inc., our wholly-owned subsidiary. Ms. Bejjani has been elected in 2005 to serve a three year term.

RALPH CARUSO 56, is the founder and President of Caruso Companies, a conglomerate involved in many facets of industrial construction that has been in business for over 25 years. Mr. Caruso has been elected in 2005 to serve a one year term.

DAVID SKERRETT, 56, has been Vice President of the Middlesex Corporation for 23 years. Middlesex Corporation is in the top 400 heavy civil construction companies in the nation with $140 million in revenue. Mr. Skerrett holds a Bachelor of Engineering from College of Technology. Mr. Skerrett has been elected in 2005 to serve a one year term.

JON R. LATORELLA, 42, co-founded our business in 1991 and has been our Chief Executive Officer since we commenced our activities. Mr. Latorella is also the Chairman of our Board of Directors. Before founding our business, Mr. Latorella served as a consultant to various local and state law enforcement agencies. Mr. Latorella holds a Bachelor of Science/Bachelor of Arts from the University of Massachusetts, which he received in 1994. Mr. Latorella has been elected in 2005 to serve a three year term.

CHRIS ROMEO, 43, is an attorney that has had a private practice since 1992 and holds a Bachelors Degree from Wesleyan University and received a Doctorate of Jurisprudence from the New England School of Law in 1987. Mr. Romeo will be a new member to the Board of Directors and has been elected in 2005 to serve a two year term.

MIKE RYAN, 47, is an attorney that has had a private practice since 1992 and holds a Bachelors Degree from Merrimack College and received a Doctorate of Jurisprudence from the New England School of Law in 1987. Mr. Ryan will be a new member to the Board of Directors and has been elected in 2005 to serve a two year term.

PETER ZEKOS, 44, is founder and President of Excel Staffing, Inc., founded in 1999, an executive search and temporary staffing company located in Worcester, Massachusetts. Mr. Zekos holds a Bachelors of Science in Business Administration from Clark University in Worcester, Massachusetts which he received in 1984. Mr. Zekos joined our Board of Directors in 2005 and has been elected in 2005 to serve a three year term.


Board of Directors on March 28, 2003. At December 31, 2005, Mr. Murphy was the chairman of the Audit Committee of our Board of Directors

     Each of the directors holds such his or her office until his or her successor is duly chosen and qualified, or until his or her earlier resignation or removal. The Company is not aware of any family relationships between any of the officers and any of the Company's directors. Each of the officers holds such office until his or her successor shall have been duly chosen and shall have been qualified, or until his earlier resignation or removal. We do not have any employment agreements with any of our employees.

     The Board of Directors held a total of 11 meetings in 2006. A quorum of the Directors was in attendance at regularly scheduled meetings. As we are a small company and do not have a large Board, we have no separate Nominating Committee. Board Members receive nomination proposals from management, stockholders and others. The Board as a whole receives, reviews and acts upon these proposals.

AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of our independent auditors, reviews the scope of the audit services provided by our independent accountants, and reviews our accounting practices and internal accounting controls. The Committee serves without a formal Charter. During 2006 the Committee reviewed and discussed the 2005 audited financial statements with management, discussed with the Company's auditors the matters required to be discusses by SAS 61, received and reviewed with the auditor the auditor's disclosures required by Independence Standards Board Standard No. 1 and recommended that the audited financial statements be included in the Company's annual report on Form 10K-SB.

     The Audit Committee currently has one member, David Skerrett. The Board of Directors is currently in the process of identifying and appointing a financial expert to the Audit committee.

COMPENSATION  COMMITTEE

     The Compensation Committee of the Board of Directors reviews and recommends to the Board of Directors the salaries, benefits and stock option grants of all employees, consultants, directors and other individuals compensated by us. The Committee serves without a formal Charter. The Compensation Committee also administers our equity compensation plan and other employee benefits plans that we may adopt from time to time. The Committee has the authority to review and present to the Board for its approval compensation matters requiring Board action. The members of the Compensation Committee are Ralph Caruso and Peter Zekos. The Committee meets periodically with management, reviews compensations levels and makes recommendations to the Board for implementation. The Committee does not delegate any of its authority and does not employ outside compensation consultants. .

SHAREHOLDER  COMMUNICATIONS

     Our Board of Directors does not have a formally announced policy or process relative to shareholder communications. As a small company, we encourage our Board members to communicate directly with shareholders and to share with other members of the Board any communications for further action. Typically, any written communications from shareholders addressed to Board members at Company offices are forwarded to them for review.

CODE  OF  ETHICS

     The Company adopted a Code of Ethics at a meeting of the Board of Directors held on May 19, 2004.

                             EXECUTIVE COMPENSATION

     Prior to December 5, 2005, the Company had outstanding two classes of stock, Class A Voting Common Stock of which there were 150,000,000 shares authorized with 111,424,416 issued, and Class B Non-Voting Common Stock of which there were 250,000,000 shares authorized with 74,505,730 issued. At the annual meeting of the shareholders held on November 12, 2005, the shareholders approved a plan of recapitalization whereby 1) each outstanding share of our Class A Voting Common Stock and our Class B Non-Voting Common Stock combine into a single class of voting Common Stock with 400,000,000 authorized and 185,930,146 issued, 2) effect a one-for-fifty reverse split of this new class of Common Stock resulting in a 8,000,000 authorized and 3,718,603 issued, and 3) increase the authorized from 8,000,000 to 25,000,000. The combination of the two classes of stock was completed on December 5, 2005. The reverse split and change in authorized shares was completed on December 12, 2005. In addition, the completion of the recapitalization triggered the mandatory conversion of certain notes payable in the amount of $8,965,000 into 1,793,000 of the new Common Stock.

SUMMARY COMPENSATION TABLE

     The following table sets forth, for 2006, 2005 and 2004, certain compensation paid by us, including salary, bonuses and certain other compensation, to our Chief Executive Officer and all other executive officers whose annual compensation for the years ended datelstransMonth12Day31Year2006December 31, 2006, 2005 and 2004 exceeded $100,000 (the "Named Executive Officers").





-                          -       -         -                          NON-EQUITY      NON-        ALL
NAME AND                   -       -         -       STOCK    OPTIONS    INCENTIVE   QUALIFIED     OTHER
PRINCIPAL POSITION        YEAR   SALARY    BONUS    AWARDS    AWARDS       PLAN       DEFERRED     COMP      TOTALS
-                          -      ($)       ($)       ($)    (SHARES)    COMP ($)     COMP ($)      ($)       ($)
------------------------  ----  --------  --------  -------  ---------  -----------  ----------  ---------  --------
JON R. LATORELLA          2006   231,468   325,000        -         -             -           -  15,000(2)   571,468
                          ----  --------  --------  -------  ---------  -----------  ----------  ---------  --------
President and             2005   232,727         -        -         -             -           -  15,000(2)   247,727
Chief Executive Officer   2004   193,955   100,000        -  70,000(1)            -           -  15,000(2)   378,955

JAMES C. FIELDS(3)        2006   142,690         -        -         -             -           -  13,200(5)   155,890
Acting Chief Financial    2005   142,893         -        -         -             -           -  13,200(5)   156,093
Officer, Treasurer and    2004   134,967         -        -  20,000(4)            -           -  10,000(5)   164,967
Secretary



(1) On May 19, 2004 Mr. Latorella was granted incentive stock options to purchase 70,000 Class A Voting Common Stock with an average exercise price of $70.05 per share on a post recapitalization basis.

(2) Mr. Latorella and his family are allowed use of company vehicles, the value of which is approximately $1,100 per month to Mr. Latorella.

(3) Mr. Fields commenced his employment with us in 2001. Mr. Fields became an executive officer with the Company on March 31, 2003.

(4) On May 19, 2004, Mr. Fields was granted incentive stock options to purchase 20,000 shares of Class A Voting Common Stock with an exercise of $19.50 per share on a post recapitalization basis.

(5) Beginning in April 2004, Mr. Fields was allowed the use of a company-leased vehicle, the value of which is approximately $1,100 per month.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END



                                              OPTION AWARDS                                            STOCK AWARDS
                    --------------------------------------------------------------------  -----------------------------------------
                                                                                                                          Equity
                                                                                                                        Incentive
                                                                                                              Equity       Plan
                                                                                                            Incentive    Awards:
                                                                                                               Plan       Market
                                                                                                             Awards:        or
                                                                                                   Market     Number      Payout
                                                       Equity                             Number    Value       of        Value
                                                     Incentive                              of       of      Unearned       of
                                                        Plan                              Shares   Shares    Shares,     Unearned
                                                      Awards:                               or       or       Units      Shares,
                                                       Number                              Units    Units       or        Units
                       Number of      Number of          of                                 of       of       Other         or
                      Securities      Securities     Securities                            Stock    Stock     Rights      Other
                      Underlying      Underlying     Underlying                            That     That       That       Rights
                      Unexercised    Unexercised    Unexercised     Option                 Have     Have       Have     That Have
                        Options        Options        Unearned     Exercise     Option      Not      Not       Not         Not
                          (#)            (#)          Options       Price     Expiration  Vested   Vested     Vested      Vested
Name                  Exercisable   Unexercisable       (#)          ($)         Date       (#)      ($)       (#)         (#)
-------------------  -------------  --------------  ------------  ----------  ----------  -------  -------  ----------  ----------
JON R. LATORELLA(1)
President and
Chief Executive
Officer                     35,000               -             -  $    12.50    12/18/08        -        -           -           -
                            50,000               -             -  $    12.50    12/18/08        -        -           -           -
                     -------------  --------------  ------------  ----------  ----------  -------  -------  ----------  ----------
                           100,000               -             -  $    50.00    12/18/08        -        -           -           -
                     -------------  --------------  ------------  ----------  ----------  -------  -------  ----------  ----------
                            20,000               -             -  $    75.00    05/19/09        -        -           -           -
                     -------------  --------------  ------------  ----------  ----------  -------  -------  ----------  ----------
                            50,000               -             -  $    19.50    05/19/09        -        -           -           -
                     -------------  --------------  ------------  ----------  ----------  -------  -------  ----------  ----------
                             2,000               -             -  $    10.00    11/03/08        -        -           -           -
                     -------------  --------------  ------------  ----------  ----------  -------  -------  ----------  ----------
                           240,000               -             -  $     0.50    12/29/09        -        -           -           -
                     -------------  --------------  ------------  ----------  ----------  -------  -------  ----------  ----------


JAMES C. FIELDS(2)
Acting Chief
Financial Officer           10,000                                     10.00    06/01/11        -        -           -           -
                     -------------                                ----------  ----------  -------  -------  ----------  ----------
                            10,000                                      7.50    03/28/13        -        -           -           -
                     -------------                                ----------  ----------  -------  -------  ----------  ----------
                            15,000                                     12.50    12/18/13        -        -           -           -
                     -------------                                ----------  ----------  -------  -------  ----------  ----------
                            20,000                                     19.50    05/19/14        -        -           -           -
                     -------------                                ----------  ----------  -------  -------  ----------  ----------
                            20,000                                      0.50    12/29/14        -        -           -           -
                     -------------                                ----------  ----------  -------  -------  ----------  ----------


(1) All options issued to Mr. Latorella expire five years from issue date. As such, the issue date is five years prior to expiration and all options were immediately vested upon issue.

(2) All options issued to Mr. Fields expire ten years from issue date. As such, the issue date is ten years prior to expiration. With the exception of the 10,000 share grant issued 6/1/2001 which vested 25% per year on its anniversary, all options were immediately vested upon issue.

DIRECTOR COMPENSATION


                                                                      Non-
                   Fees                            Non-Equity      Qualified
                  Earned                            Incentive       Deferred          All
                 or Paid     Stock      Option         Plan       Compensation       Other
                 in Cash     Awards     Awards    Compensation      Earnings      Compensation    Total
Name               ($)        ($)        ($)          ($)             ($)             ($)          ($)
--------------  ---------  ---------  ---------  --------------  --------------  --------------  --------
RALPH CARUSO            -          -          -               -               -               -         -
--------------  ---------  ---------  ---------  --------------  --------------  --------------  --------
DAVID SKERRETT          -          -          -               -               -               -         -
--------------  ---------  ---------  ---------  --------------  --------------  --------------  --------
PETER ZEKOS             -          -          -               -               -               -         -
--------------  ---------  ---------  ---------  --------------  --------------  --------------  --------
CHRIS ROMEO             -          -          -               -               -               -         -
--------------  ---------  ---------  ---------  --------------  --------------  --------------  --------
MIKE RYAN               -          -          -               -               -               -         -
--------------  ---------  ---------  ---------  --------------  --------------  --------------  --------

Independent members of the Board will be compensated for their service in 2007 $25,000 per member.



                            EQUITY COMPENSATION PLANS


1999 STOCK OPTION PLAN

On November 16, 1999, our Shareholders ratified and adopted an Incentive and Non-Qualified Stock Option Plan, which we refer to as the "1999 Stock Option Plan". The 1999 Stock Option Plan set aside 300,000 shares of our Common Stock adjusting for the December 2005 1 for 50 reverse split for issuance pursuant to the exercise of incentive and non-qualified stock options to be awarded to our employees, officers and directors at the recommendation of the equity compensation plan's administrator and subject to the approval of our Board of Directors. We strongly believe in the concept of each employee having some form of equity participation as an incentive toward excellence in individual performance and our further success.

In June 2000, our 1999 Stock Option Plan was amended and restated to provide greater flexibility to the equity compensation plan's administrator in the granting of various forms of equity compensation. Adjusting for the effects of the reverse split, as of July 15, 2006, 189,126 stock options were outstanding under the equity compensation plan. The weighted average exercise price of all options granted under the equity compensation plan was $7.75 per. The 1999 Stock Option Plan is administered by the Compensation Committee of the Board of Directors.

2003 STOCK OPTION PLAN

On May 29, 2003, our Shareholders ratified and adopted an Incentive and Non-Qualified Stock Option Plan, which we refer to as the "2003 Stock Option Plan." The 2003 Stock Option Plan set aside 25,000,000 shares of our Class A Voting Common Stock and 25,000,000 shares of our Class B Non-Voting Common Stock for issuance pursuant to the exercise of incentive and non-qualified stock options to be awarded to our employees, officers and directors at the recommendation of the equity compensation plan's administrator and subject to the approval of our Board of Directors. Adjusting for the December 2005 combination and reverse split, the plan may issue up to 1,000,000 of Common Stock. We strongly believe in the concept of each employee having some form of equity participation as an incentive toward excellence in individual performance and our further success.

As of July 15, 2006, 514,000 stock options were outstanding under the equity compensation plan. The weighted average exercise price of all options granted under the equity compensation plan was $23.60 per share. The 2003 Stock Option Plan is administered by the Compensation Committee of the Board of Directors.

PLANS NOT APPROVED BY SECURITY HOLDERS

From time to time, we have issued options or warrants to employees and non-employees (such as directors, consultants, advisors, vendors, customers, suppliers and lenders) in exchange for services or other consideration provided to us. These issuances have not been made pursuant to a formal policy or plan, but instead are issued with such terms and conditions as may be determined by our Board of Directors from time to time. Generally, our stockholders have not approved or disapproved these issuances.

SECURITIES  AUTHORIZED  FOR  ISSUANCE  UNDER  EQUITY  COMPENSATION  PLANS


The following table reflects equity compensation granted or issued by us as of the September 30, 2006, to employees and non-employees (such as directors, consultants, advisors, vendors, customers, suppliers and lenders) in exchange for consideration in the form of goods or services.


                                                             NUMBER OF
                                NUMBER OF       WEIGHTED    SECURITIES
                              SECURITIES TO     AVERAGE      REMAINING
                             BE ISSUED UPON     EXERCISE     AVAILABLE
                              EXERCISE OF       PRICE OF    FOR FUTURE
                              OUTSTANDING     OUTSTANDING    ISSUANCE
                                OPTIONS,        OPTIONS,    UNDER EQUITY
                                WARRANTS        WARRANTS    COMPENSATION
PLAN CATEGORY                  AND RIGHTS      AND RIGHTS     PLANS(1)
                             --------------   -----------   ------------
EQUITY COMPENSATION
PLANS APPROVED BY
SECURITY HOLDERS:
    Common Stock                  700,126         $19.45       491,071

EQUITY COMPENSATION
PLANS NOT APPROVED BY
SECURITY HOLDERS:
    Common Stock                2,800,075         $ 7.34         N/A
TOTAL:
                             --------------   -----------   ------------
    Common Stock                3,500,201         $11.98         N/A


(1) Excludes securities reflected in column titled "Number of securities to be issued upon exercise of outstanding options, warrants and rights."

401(K) PLAN

We sponsor a defined contribution plan under the provisions of Section 401(k) of the Internal Revenue Code, which covers substantially all of our employees. We may make discretionary matching contributions up to 1% of annual employee contributions. Employees are eligible to participate in the 401(k) Plan after one year of service. Our matching contributions vest ratably over a five-year period. We pay the administrative expenses of this plan.

NON-EMPLOYEE  DIRECTORS  STOCK  OPTION  POLICY

On February 1, 2002 we adopted a Non-employee Director Stock Option Policy. Under the Non-employee Director Stock Option Policy, we will make annual grants (beginning on the date of adoption of the policy or the first day that a director is elected to our Board of Directors, if later) to our non-employee directors of warrants to purchase 35,000 shares of our Class B Non-Voting Common Stock as compensation for service on our Board of Directors (and any committees). These grants are made in lieu of any other compensation to our non-employee directors. Each of these warrants will be immediately exercisable and will have an exercise price that is equal to the fair market value of our Class B Non-Voting Common Stock as of the date of grant. No separate compensation is provided to directors for service on either of our two committees.

We reimburse our directors for out-of-pocket costs associated with their activities on the Board of Directors.

Directors who are also employees of LocatePLUS Holdings Corporation or any of its subsidiaries (currently, Mr. Latorella and Ms. Bejjani) are not paid any compensation for their service as directors.

     Pursuant  to  the  Non-employee  Directors  Stock  Option  Policy:

- On March 28, 2003, Messrs. Garlock, Houlihan, and Kite were each issued a warrant to purchase 35,000 shares of our Class B Non-Voting Common Stock for $0.15 per share.

- In 2004, Messrs. Garlock, Houlihan, Kite, Murphy, and Scalley were each issued an option to purchase 1,000,000 shares of our Class A Voting Common Stock for $1.50 per share pursuant to our Non-employee Directors Stock Option and Compensation Policy.

ADVISORY BOARD

     On December 2, 1999, our Board of Directors authorized the formation of an Advisory Board, consisting of up to eight members, to provide ongoing advice and consultation to the Board of Directors to enhance the development and operation of our LocatePLUS product. The Advisory Board members (none of whom are employees or directors) are selected by the Board of Directors based on each candidate's experience, accomplishments and national recognition in the fields encompassed by our target markets. Compensation for members of our advisory board consists of expense reimbursement and a one-time grant of fully vested non-qualified stock options or immediately exercisable warrants to purchase thirty five thousand shares of Class B Non-Voting Common Stock. The Advisory Board meets informally from time to time with management.

The current members of the Advisory Board are:

     DALE C. JENKINS, JR.

     On December 2, 1999, we appointed Dale C. Jenkins, Jr., as the first member of our Advisory Board. In 1999 Mr. Jenkins was appointed to the position of Special Assistant for Law Enforcement and Public Safety to the Chancellor of Higher Education of the Commonwealth of Massachusetts. Mr. Jenkins was also appointed to the Advisory Board of the U.S. Commission on Civil Rights and the Massachusetts Governor's Crime Watch Committee and was a consultant to the U.S. Department of Justice. In addition, Mr. Jenkins directed the Lead Advanced Security Team for Presidents Ronald Reagan and George H. W. Bush and acted as Deputy Director of Inaugural Security for then President-Elect George H. W. Bush. On November 17, 1999, our Board of Directors granted a ten-year option to Mr. Jenkins to purchase 25,000 shares of our Class A Voting Common Stock with an exercise price of $0.20 per share as compensation for his services on the Advisory Board.

     JAMES A. CORRY

     On July 20, 2000 our Board of Directors appointed James A. Corry as the second member of our Advisory Board. Since July 2001, Mr. Corry has been the Chief Operating Officer of Abel Telecom, Inc., based in Scottsdale, Arizona. Prior to that, Mr. Corry was a criminal investigation and security expert for the United States Secret Service. During his more than twenty years with that agency, Mr. Corry worked on security issues globally, conducting criminal and fraud investigations and managing the security of political personnel, including President George H. W. Bush. On June 1, 2001, the Board of Directors issued to Mr. Corry a ten-year option to purchase 25,000 shares of our Class A Voting Common Stock with an exercise price of $0.20 per share as compensation for his services on the Advisory Board.

     WILLIAM H. SHAHEEN

     On October 1, 2001 our Board of Directors appointed William H. Shaheen to our Advisory Board. Mr. Shaheen is currently the Managing Partner of the law firm of Shaheen and Cohen, with offices in Concord and Dover, New Hampshire. Mr. Shaheen served as U.S. Attorney for the District of New Hampshire from 1976 to 1981. In 1981, he was appointed a New Hampshire District Court Judge in Durham, New Hampshire. Mr. Shaheen resigned his judgeship in 1997 upon the election of his wife as Governor of the State of New Hampshire. On October 12, 2001 in consideration for his services on the Advisory Board, Mr. Shaheen received a ten-year warrant to purchase 25,000 shares of our Class B Non-Voting Common Stock, with an exercise price of $0.20 per share.

     DAVID G. DUCHESNEAU

     On October 1, 2001 our Board of Directors also appointed David G. Duchesneau to our Advisory Board. From 1991 to the present, Mr. Duchesneau has been General Manager of Standa, Inc., a full service private investigative agency and consulting firm. From 1971 to 1991, Mr. Duchesneau was the Commander and Senior Officer of the Organized Crime Unit and Fugitive Apprehensive Unit of the New Hampshire State Police. On October 12, 2001 Mr. Duchesneau was issued a ten-year warrant to purchase 25,000 shares of our Class B Non-Voting Common Stock, with an exercise price of $0.20 per share in consideration for his services on the Advisory Board.

     CHARLES LYONS

     On November 20, 2001 our Board of Director appointed Charles Lyons to the Advisory Board. Mr. Lyons is the Superintendent Director of the Shawsheen Valley Technical School District located in Billerica, Massachusetts.

He is also the Chairman of the Arlington, Massachusetts Board of Selectmen. On that date, our Board of Directors granted a ten-year warrant to Mr. Lyons to purchase 12,500 shares of our Class B Non-Voting Common Stock with an exercise price of $0.20 per share as compensation for his services on the Advisory Board.


                     ORGANIZATION WITHIN THE PAST FIVE YEARS

     We were incorporated in Massachusetts in 1996 as Worldwide Information, Inc. In July 1999, we reincorporated in Delaware to take advantage of certain favorable corporate excise tax rates relative to Massachusetts as well as Delaware's well-established corporate law. As part of that re-incorporation, we changed our name to LocatePLUS.com, Inc.

     On August 1, 2001, we changed our name from LocatePLUS.com, Inc. to LocatePLUS Holdings Corporation as part of a corporate restructuring. In conjunction with that corporate restructuring, we created two wholly-owned subsidiaries, LocatePLUS Corporation, a Delaware corporation, and Worldwide Information, Inc., a Delaware corporation. We capitalized LocatePLUS Corporation with all of our Internet-based LocatePLUS business, in consideration for all of its outstanding equity. We capitalized Worldwide Information, Inc. with all of our CD-ROM-based Worldwide Information(TM) business, in consideration for all of its outstanding equity. We created these subsidiaries for two primary reasons:

- We wished to isolate any potential liabilities in one of our products in a manner that would reduce the impact of any such liabilities on our other product line. There are no claims pending relating to errors or omissions in either of our two product lines, nor does management currently anticipate any such claims. However, as disclosed above, claims associated with defects in our databases may arise from time to time.

- We wished to administratively separate the operations associated with our LocatePLUS product from our Worldwide Information(TM) product. Operations associated with our Worldwide Information(TM) product have historically been conducted through our Byfield, Massachusetts office. Operations associated with our LocatePLUS product have been conducted through our Beverly, Massachusetts office. Although each of these products is marketed to similar users, the acquisition and integration of data for and the operation of these two products differs significantly.

     Subsequently, we acquired all of the securities of Entersect Corporation and Dataphant, Inc. and formed Metrigenics, Inc. We presently hold all of the equity of each of these five subsidiaries, and we account for each subsidiary on a consolidated basis.

     LocatePLUS Holdings Corporation provides certain administrative and executive functions on behalf of each of its subsidiaries, such as management of payroll and other accounts payable.

     No options, warrants or similar rights to acquire equity in any subsidiary currently exists, nor do we anticipate any such rights being created in the future. We have no present intention of selling or otherwise disposing of any subsidiary.

                                      * * *

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 17, 2002, the Board of Directors adopted our Interested Parties Transaction Policy, pursuant to which the Company will not enter into any agreement, arrangement or understanding with any director, officer, or 5% or greater stockholder of unless (i) the terms of such agreement, arrangement or understanding are consistent with the terms of equivalent agreements or arrangements that the Company could obtain from third parties; and (ii) the agreement, arrangement or understanding is fair to the Company.

JON  R.  LATORELLA

     Mr. Latorella is our President and Chief Executive Officer and is Chairman of our Board of Directors.

     INCENTIVE  STOCK  OPTION

In 2004, Mr. Latorella was granted fully vested incentive stock options to purchase 1,000,000 and 2,500,000 Class A Voting common with exercise prices of $1.50 and $0.39 per share respectively.

USE  OF  COMPANY  CARS.

Mr. Latorella and his family are allowed use of two company cars, the value of which is approximately $1,500 per month.

JAMES  C.  FIELDS

Mr.  Fields  is  our  Acting  Chief  Financial  Officer.

     STOCK  OPTION

On December 18, 2003, was issued incentive stock options to purchase 10,000 shares of our Class A Voting Common Stock with an exercise price of $12.50 per share on a post recapitalization basis. In 2004, Mr. Fields was issued incentive stock options to purchase 20,000 shares of our Class A Voting Common Stock with an exercise price of $19.50 per share on a post recapitalization basis.

     USE  OF  COMPANY  CARS.

Mr. Fields is allowed use of a company car, the value of which is approximately $1,100 per month.

THOMAS  GARLOCK

     Mr.  Garlock  is  a  former  member  of  our  Board  of  Directors.

     NON-EMPLOYEE  DIRECTORS  STOCK  OPTION  AND  COMPENSATION  POLICY

In 2004, Mr. Garlock was issued an option to purchase 20,000 shares of our Class A Voting Common Stock for $75.00 per share pursuant to our Non-employee
Directors  Stock  Option  and  Compensation  Policy.

GERARD  SCALLEY

     Mr.  Scalley  is  a  former  member  of  our  Board  of  Directors.

     NON-EMPLOYEE  DIRECTORS  STOCK  OPTION  AND  COMPENSATION  POLICY

     In 2004 Mr. Scalley was issued an option to purchase 20,000 shares of our Class A Voting Common Stock for $75.00 per share on a post recapitalization basis pursuant to our Non-employee Directors Stock Option and Compensation Policy.

ROBERT  KITE

Mr. Kite is former member of our Board of Directors. Mr. Kite was appointed to the Board in December 2002.

     NON-EMPLOYEE  DIRECTORS  STOCK  OPTION  AND  COMPENSATION  POLICY

     In 2004 Mr. Kite was issued an option to purchase 20,000 shares of our Class A Voting Common Stock for $75.00 per share pursuant to our Non-employee Directors Stock Option and Compensation Policy.

                                      * * *

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

     Prior to December 5, 2005, the Company had outstanding two classes of stock, Class A Voting Common Stock of which there were 150,000,000 shares authorized with 111,424,416 issued, and Class B Non-Voting Common Stock of which there were 250,000,000 shares authorized with 74,505,730 issued. At the annual meeting of the shareholders held on November 12, 2005, the shareholders approved a plan of recapitalization whereby 1) each outstanding share of our Class A Voting Common Stock and our Class B Non-Voting Common Stock combine into a single class of voting common stock with 400,000,000 authorized and 185,930,146 issued, 2) effect a one-for-fifty reverse split of this new class of common stock resulting in a 8,000,000 authorized and 3,718,603 issued, and 3) increase the authorized from 8,000,000 to 25,000,000. The combination of the two classes of stock was completed on December 5, 2005. The reverse split and change in authorized shares was completed on December 12, 2005. In addition, the completion of the recapitalization triggered the mandatory conversion of certain notes payable in the amount of $8,965,000 into 1,793,000 of the new Common Stock.

We had three securities that began trading on the Over-the-Counter Bulletin Board on December 12, 2002:

-     shares  of  our  Class  A  Voting Common Stock are quoted under the symbol
"LPLHA";

- shares of our Class B Non-Voting Common Stock are quoted under the symbol "LPLHB"; and

- our public warrants (redeemable warrants to purchase one share of our Class A Voting Common Stock with an exercise price of $0.50 per share) are quoted under the symbol "LPLHW".

     Post the plan of recapitalization, on December 12, 2005, we had two securities trading on the Over-the-Counter Bulletin Board as follows:

-     shares  of  our  Common  Stock,  quoted  under  the  symbol  "LPHC";  and

- our public warrants (redeemable with 50 warrants to purchase one share of our Common Stock at an exercise price of $25.00 per share) are quoted under the symbol "LPHCW".

     The following tables set forth the high and low closing sales prices per share (and per public warrant), for our Class A Voting Common Stock, Class B Non-Voting Common Stock and public warrants for each quarter during fiscal years 2003, 2004, 2005, and 2006, as reported by the Over-the-Counter Bulletin Board.




                              2003                                           2004
                      THREE MONTHS ENDED                               THREE MONTHS ENDED
          ----------------------------------------------  ----------------------------------------------
           MAR 31      JUN 30       SEP 30      DEC 31      MAR 31     JUN 30       SEP 30      DEC  31
          ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
          HIGH  LOW   HIGH  LOW   HIGH  LOW   HIGH  LOW   HIGH  LOW   HIGH  LOW   HIGH  LOW   HIGH  LOW
          ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
LPLHA.OB  0.40  0.14  0.42  0.12  0.38  0.28  0.34  0.24  0.63  0.29  0.58  0.37  0.39  0.25  0.37  0.25
--------  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
LPLHB.OB  0.29  0.10  0.29  0.10  0.35  0.20  0.25  0.13  0.41  0.20  0.44  0.32  0.38  0.22  0.32  0.21
--------  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
LPLHW.OB  0.10  0.00  0.12  0.00  0.13  0.03  0.09  0.05  0.26  0.07  0.19  0.09  0.13  0.04  0.12  0.05
--------  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----





                              2005                                            2006
                      THREE MONTHS ENDED                                THREE MONTHS ENDED
          ----------------------------------------------------  ------------------------------------
             MAR 31        JUN 30         SEP 30      DEC 31      MAR 31      JUN 30       SEPT 30
          ------------  ------------  ------------  ----------  ----------  -----------   ----------
          HIGH   LOW    HIGH   LOW    HIGH    LOW   HIGH  LOW   HIGH  LOW   HIGH  LOW     HIGH  LOW
          -----  -----  -----  -----  -----  -----  ----  ----  ----  ----  ----  ----    ----  ----
LPLHA.OB  0.315  0.172  0.217  0.125  0.15   0.072   N/A   N/A   N/A   N/A  N/A   N/A     N/A    N/A
--------  -----  -----  -----  -----  -----  -----  ----  ----  ----  ----  ----  ----    ----  ----
LPLHB.OB  0.265  0.172   0.21   0.12  0.155  0.081   N/A   N/A   N/A   N/A  N/A   N/A     N/A    N/A
--------  -----  -----  -----  -----  -----  -----  ----  ----  ----  ----  ----  ----    ----  ----
LPLHW.OB   0.08   0.04  0.055   0.03  0.055  0.007   N/A   N/A   N/A   N/A  N/A   N/A     N/A    N/A
--------  -----  -----  -----  -----  -----  -----  ----  ----  ----  ----  ----  ----    ----  ----
LPHC       N/A    N/A    N/A    N/A    N/A    N/A   9.47  2.75  3.50  1.43  2.89   .47    1.70   .76
--------  -----  -----  -----  -----  -----  -----  ----  ----  ----  ----  ----  ----    ----  ----
LPHCW      N/A    N/A    N/A    N/A    N/A    N/A   .058   .01  .023  .012  .020  .006    .065  .003
-------   -----  -----  -----  -----  -----  -----  ----  ----  ----  ----  ----  ----    ----  ----

HOLDERS
     As  of  December  31,  2005  there  were:

-     approximately  480  holders  of  record  of  our  Common  Stock,
-     approximately  150  holders  of  record  of  our  public  warrants.

DIVIDENDS

     We have never declared or paid a cash dividend. At this time, we do not anticipate paying dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends or distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business and to fund future growth.

                             PRINCIPAL STOCKHOLDERS


     As of the close of business on December 13, 2006, there were 7,685,067 shares of Common Stock issued and outstanding. There were also unexercised options and warrants issued to purchase shares of Common Stock (including both vested and unvested options) outstanding on that date. Of these, 2,136,207 issued shares and 4,613,712 options, warrants, and convertible shares were owned by officers, directors and over 5% stockholders

     The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock as of the close of business on December 13, 2006, by:
-Each of our directors;
-Each of our executive officers;
-Each person known to us to beneficially own more than 5% of either class of our common stock; and
-All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock underlying options or warrants held by that person that are currently exercisable or will become exercisable within 60 days of December 13, 2006 are deemed outstanding, while such shares are not deemed outstanding for computing percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to this table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares shown as beneficially owned by such stockholder. Each of our directors and executive officers can be contacted at 100 Cummings Center, Suite 235M, Beverly, Massachusetts 01915.

                                            COMMON STOCK
                                    NUMBER OF SHARES       PERCENTAGE
BENEFICIAL OWNER                    BENEFICIALLY OWNED      OF CLASS
--------------------------          ------------------     -----------
Directors
JON R. LATORELLA                             983,735(1)         12.02%
SONIA P. BEJJANI                              92,508(2)          1.19%
RALPH CARUSO                                  22,944                 *
DAVID SKERRETT                                 1,995(3)              *
PETER ZEKOS                                   20,700(5)              *
CHRIS ROMEO                                        -                 -
MIKE RYAN                                          -                 -

Officers
JAMES C. FIELDS                               65,000(7)              *
5% or More Shareholders
SPECIAL SITUATION FUNDS                    1,410,000(8)         17.44%
DUTCHESS                                   3,871,037(9)         34.70%

All directors and
executive officers
as a group                                 6,467,919(10)        65.35%

*     Less than one percent of outstanding shares.

(1) Includes 499,475 shares issuable upon exercise of a fully vested stock options, with a weighted average exercise price of $17.45 per share.
(2) Includes 90,000 shares issuable upon exercise of a fully vested stock options, with an average exercise price of $26.16 per share.
(3) Consists of 225 held in IRA and 1,770 in trusts for which he is the custodian.
(4) Includes 1,500 shares held by the Houlihan Trust, over which Mr. Houlihan has voting and dispositional authority. Also includes 24,900 shares of issuable upon exercise of certain immediately exercisable warrants with an exercise price of $62.07 per share.
(5) Includes 700 shares issuable upon exercise of a fully vested stock options, with an average exercise price of $15.00 per share.
(6) Includes 21,950 shares of issuable upon exercise of certain immediately exercisable warrants with an exercise price of $69.63 per share
(7) Includes the vested portion of stock incentive stock options to purchase up to 65,000 shares with a weighted average exercise price of $11.65 per share.
(8) Includes 505,000 shares and 200,000 shares issuable upon the exercise of warrants with an exercise price of $7.50 per share held by Special Situations Fund III, L.P. and 505,000 shares 200,000 shares issuable upon the exercise of warrants with an exercise price of $7.50 per share held by Special Situations Private Equity Fund, L.P.

(9) Includes 400,000 shares and 2,346,037shares issuable upon the conversion of certain notes payable using a conversion price of $0.70 per share, 750,000 shares issuable upon the exercise of five year warrant issued December 29, 2005 with an exercise price of $5.00 per share and 375,000 shares issuable upon the exercise of five year warrant issued July 21, 2006 with an exercise price of $1.00 per share.

(10) Includes 4,613,712 shares issuable upon the exercise of warrants and conversion of certain notes payable

                                      * * *

DESCRIPTION OF CAPITAL STOCK

     The authorized capital of LocatePLUS Holdings Corporation consists of:

-     25,000,000 shares of Common Stock.

The following description of our capital stock does not purport to be complete and is governed by and qualified by our Amended and Restated Certificate of Incorporation (which we refer to as our "Charter"), included as an exhibit to the Corporation's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on March 28, 2002 (Registration No. 333-85154), and By-laws, which are included as an exhibit to the Corporation's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on March 28, 2002 (Registration No. 333-85154).

COMMON STOCK

Prior to December 5, 2005, the Company had outstanding two classes of stock, Class A Voting Common Stock of which there were 150,000,000 shares authorized with 111,424,416 issued, and Class B Non-Voting Common Stock of which there were 250,000,000 shares authorized with 74,505,730 issued. At the annual meeting of the shareholders held on November 12, 2005, the shareholders approved a plan of recapitalization whereby 1) each outstanding share of our Class A Voting Common Stock and our Class B Non-Voting Common Stock combine into a single class of voting common stock with 400,000,000 authorized and 185,930,146 issued, 2) effect a one-for-fifty reverse split of this new class of common stock resulting in a 8,000,000 authorized and 3,718,603 issued, and 3) increase the authorized from 8,000,000 to 25,000,000. The combination of the two classes of stock was completed on December 5, 2005. The reverse split and change in authorized shares was completed on December 12, 2005. In addition, the completion of the recapitalization triggered the mandatory conversion of certain notes payable in the amount of $8,965,000 into 1,793,000 of the new common stock.


     As of February 13, 2007, there were 7,685,067 shares of Common Stock issued and outstanding.

     The holders of our common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities. Our common stock does not have any preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

     Shares of Common Stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders. Holders of Common Stock do not have cumulative voting rights.

COMMON STOCK REDEEMABLE WARRANTS

     GENERAL

     Each Common Stock Redeemable Warrant, or "public warrant," entitles the holder of 50 public warrants to purchase one share of our Common Stock for $25.00 per share. The exercise price is subject to adjustment upon the occurrence of certain events as provided in the Common Stock Redeemable Warrant certificate and as summarized below. Subject to certain limitations which are described below, our Common Stock Redeemable Warrants with an original expiration of October 12, 2005 may now be exercised at any time until April 12, 2007, which is their expiration date. Those of our Common Stock Redeemable Warrants which have not previously been exercised will expire on April 12, 2007, at the close of business (5:00 p.m. Boston time). A Common Stock Redeemable Warrant holder will not be deemed to be a holder of the underlying shares of our Common Stock for any purpose until the Common Stock Redeemable Warrant has been properly exercised.

     EXERCISE

     A Common Stock Redeemable Warrant holder may exercise our Common Stock Redeemable Warrants only if an appropriate registration statement is then in effect with the Securities and Exchange Commission and if the shares of Common Stock underlying our Common Stock Redeemable Warrants are qualified or registered for sale under the securities laws of the state in which the holder resides (or an exemption from registration is available). We will use commercially reasonable efforts to maintain the registration of the Common Stock underlying the warrants until

April 12, 2007, and to qualify for sale the shares of Common Stock in each U.S. jurisdiction in which our Common Stock Redeemable Warrant holders reside, although we can give no guarantee that such registration will be permitted under applicable law.

     Our Common Stock Redeemable Warrants may be exercised by delivering to our Transfer Agent the applicable Public Warrant certificate on or prior to the expiration date, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of Common Stock Redeemable Warrants being exercised plus payment of any taxes required by the holder's jurisdiction. Fractional shares of Common Stock will not be issued upon exercise of our Common Stock Redeemable Warrants.

     ADJUSTMENTS OF EXERCISE PRICE

     If we effect any stock split or stock combination with respect to our Common Stock, the exercise price in effect immediately prior to such stock split or combination will be proportionately reduced or increased, as the case may be. Any adjustment of the exercise price will also result in an adjustment of the number of shares purchasable upon exercise of a Common Stock Redeemable Warrant.

     REDEMPTION

     We may repurchase the Common Stock Redeemable Warrants for $0.001 per warrant upon 30 days' notice to the holders of the Common Stock Redeemable Warrants in the event that the closing bid on the Over-the-Counter Bulletin Board for our Common Stock is at or above $62.50 per share for five consecutive days.

RESTRICTED WARRANTS


     As of January 4, 2007, we had issued warrants to purchase an aggregate of 2,800,075 shares of our Common Stock, for which the weighted average exercise price of these warrants is $7.34 per share. These warrants carry no rights of registration for public sale and resale in the public markets is therefore subject to restriction. These restricted warrants include "net issuance" provisions, permitting a holder to exchange a portion of the warrants for shares of the underlying security in lieu of payment of a cash exercise price.


CONVERTIBLE NOTE

     In consideration for a $10,000 loan made to us on March 9, 2001, we issued a convertible promissory note. This convertible promissory note bears interest at the rate of 12% per annum. This note is convertible into 889 shares of our Common Stock at the election of the holder. The note originally matured on September 9, 2001. On July 22, 2002, the holder of the note agreed with us to convert the note into a demand note providing for quarterly payments of interest on the note until the principal of the note is repaid or converted. The current outstanding balance of this Note is $10,000.

On July 8, 2005 we entered into a Securities Purchase Agreement with certain institutional and accredited investors and, in a private placement exempt from the registration requirements of the Securities Act of 1933, we issued a series of convertible term notes with an aggregate principal amount of $8,000,000 due November 5, 2005, if not converted prior to such date. As part of that offering, we also issued warrants to purchase up to 32,000,000 shares of our capital stock. As part of the same offering, on August 15, 2005 we issued additional notes with an aggregate principal amount of $965,000 and terms identical to the notes issued on July 8, 2005, as well as warrants to purchase up to 3,860,000 shares of our capital stock. All of the notes are convertible, and the warrants are exercisable, first into as many shares of our Class A Voting Common Stock, par value $0.01 per share, as are available for issuance at the time of conversion or exercise, and then into shares of our Class B Non-Voting Common Stock, par value $0.01 per share. As part of our agreement with these investors, we have agreed to seek the approval from our stockholders of the recapitalization of each outstanding share of our Class A Voting Common Stock and our Class B Non-Voting Common Stock into a single class of voting common stock, as well as a one-for-fifty reverse split of this new class of common stock. If our stockholders approve these measures, the notes will automatically convert into shares of the new class of common stock, and any unexercised warrants will be exercisable for shares of that class of stock as well. As there are currently no unissued shares of our Class A Voting Common Stock that are not otherwise reserved for issuance, we anticipate that these notes and warrants will be exercisable for shares of either our Class B Non-Voting Common Stock or the newly created class of common stock, if approved. Without taking into consideration interest payable on the notes, the notes are convertible into 89,650,000 shares of our common stock (regardless of class) at a current conversion rate of $0.10 per share and the warrants are exercisable for ten years from the date they were issued for up to 41,189,000 shares of our common stock (regardless of class) at a current exercise price of $0.15 per share. The conversion price of the notes and the exercise price of the warrants are each subject adjustment for a variety of events, including, for example, payment of dividends, certain mergers or asset sales, and certain securities issuances.
The completion of the recapitalization triggered the mandatory conversion of these notes into 1,793,000 of Common Stock.

     We also entered into a Registration Rights Agreement whereby, among other things, we agreed to file a registration statement with the SEC, to register the resale of the shares of our capital stock that we will issue upon exercise, if any, of the warrants and conversion of the notes. We have agreed to keep the registration statement effective until all of the shares registered by this prospectus are sold or can be sold without registration and without restriction as to the number of shares that may be sold.


On December 29, 2005 we issued a Debenture to Dutchess Private Equities Fund II, LP, a private equities fund and received proceeds of $1,500,000. The Debenture is due on December 30, 2010 and pays twelve per cent (12%) interest. Interest and principal are payable at such times and under such conditions are outlined in the Debenture. The remaining balance of $892,226 of this Debenture as amended effective October 18, 2006 is convertible into shares of our Common Stock at the lesser of $.70 per share or 75% of the lowest closing bid price during the 20 trading days next preceding the date of conversion. On July 21, 2006 we issued a Debenture to Dutchess Private Equities Fund, LP, a related private equities fund and received proceeds of $750,000. The Debenture is due on July 21, 2011 and pays twelve per cent (12%) interest. Interest and principal are payable at such times and under such conditions are outlined in the Debenture. The Debenture is convertible into shares of our Common Stock at . at the lesser of $.70 per share or 75% of the lowest closing bid price during the 20 trading days next preceding the date of conversion (collectively, the two funds Dutchess). The holder may not convert if it would cause the holder to own more than 4.9% of the outstanding Common Stock of the Company. The Company is registering 1,472,808 shares of its Common Stock covered by this Prospectus issuable to Dutchess pursuant to these conversion rights. Events of Default include violations of the Debenture Agreement and other related agreements which remain uncured for over five (5) days including failure to make effective a registration statement covering the conversion shares within twelve (12) moths of issuance. I. In case of an Event of Default, the holder can exercise its right to increase the face amount of the Debenture by ten percent (10%) as an initial penalty and by an additional 10% for each additional Event of Default. In addition, the holder may elect to increase the face amount by two and one-half percent (2.5%) per month (pro-rata for partial periods) paid as a penalty for liquated damages. Liquated damages will be compounded daily. In addition, the holder may by notice to us declare the remaining principal amount of the Debenture, including accrued interest and any liquidated damages, to be immediately due and payable.

On October 18, 2006, we amended the debenture agreements to change the conversion formula and cancelled a related Investment Agreement dated December 29, 2005. We also issued 400,000 shares of our Common Stock, 200,000 to each Dutchess entity, in connection with the Debenture purchases. We also issued 400,000 shares of our Common Stock, 200,000 to each Dutchess entity, in connection with the Debenture purchases.


            LIMITATIONS ON DIRECTORS' LIABILITIES AND INDEMNIFICATION

     Our Charter provides that members of our Board of Directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

- for any breach of the director's duty of loyalty to the corporation or its stockholders;
- for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
- under Section 174 of the General Corporation Law of the State of Delaware (relating to distributions by insolvent corporations); or
- for any transaction from which the director derived an improper personal benefit.

     Our Charter also provides that if the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of members of our Board of Directors will be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     Our Charter and By-laws also provide that we may indemnify our directors and officers to the fullest extent permitted by Delaware law. A right of indemnification shall continue as to a person who has ceased to be a director or officer and will inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by our Charter and By-laws will not be deemed exclusive of any other rights that may be provided now or in the future under any provision currently in effect or hereafter adopted by our Charter, By-laws, by any agreement, by vote of our stockholders, by resolution of our directors, by provision of law or otherwise.

We have also secured directors' and officers' liability insurance on behalf of our directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons in accordance with the provisions contained in our Charter and By-laws, Delaware law or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and we will follow the court's determination.


                         SHARES ELIGIBLE FOR FUTURE SALE


     The following outlines our capital stock as of February 13, 2007:

Shares Common Stock outstanding          7,685,067 (1)

(1) Assuming no exercise or conversion of warrants and options to purchase 3,500,201 shares of Common Stock outstanding as of February 13, 2007 or the conversion of notes payable into up to 2,346,037 shares of Common Stock.

     As of February 13, 2007, our affiliates held 1,736,207 shares of our Common Stock. In general, under Rule 144, as currently in effect after the date of this prospectus, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who is deemed to be our affiliate, will be entitled to sell, within any three-month period, a number of shares that does not exceed:

- 1% of the number of shares of such class of common stock then outstanding, which will equal approximately 68,833 shares.

     Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144(k), however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the Company will be free to sell "restricted securities" (e.g., shares issued in a private placement) which have been held for at least two years without regard to the limitations described above.

                          TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our securities is Transfer Online, Inc. Transfer Online's address is 227 SW Pine Street, Suite 300, Portland, Oregon 97204.

                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for us by Geoffrey T. Chalmers, Esq.

                                     EXPERTS

     The financial statements for the year ended December 31, 2005 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 1 to the financial statements) of Livingston and Haynes, LP., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

     We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of Common Stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement.



     Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street NE, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.


     The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.


                                      * * *

                         LOCATEPLUS HOLDINGS CORPORATION

                          INDEX TO FINANCIAL STATEMENTS



                                                                  Page
                                                                  ----
Independent Auditors' Report. . . . . . . . . . . . . . . . . . .  F-2
Consolidated Balance Sheet as of
   December 31, 2005 and September 30,
   2006 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . .F-3
Consolidated Statements of Operations for
   the years ended December 31, 2005 and 2004,
   and for the nine months ended September 30, 2006
   and 2005 (unaudited) . . . . . . . . . . . . . . . . . . . . . .F-4
Consolidated Statements of Stockholders' Equity
   (Deficit) for the years ended December 31,
   2005 and 2004. . . . . . . . . . . . . . . . . . . . . . . . .  F-5
Consolidated Statements of Cash Flows for the
   years ended December 31, 2005 and 2004,
   and for the nine months ended September 30, 2006
   and 2005 (unaudited) . . . . . . . . . . . . . . . . . . . . . .F-6
Notes to Consolidated Financial Statements. . . . . . . . . . . .  F-7

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors of LocatePLUS Holdings Corporation
Beverly, Massachusetts

We have audited the accompanying consolidated balance sheet of LocatePLUS Holdings Corporation as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of LocatePLUS Holdings Corporation and its subsidiaries as of December 31, 2005, and the results of its consolidated operations and its consolidated cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in the financial statements, the Company has an accumulated deficit at December 31, 2005 and has suffered substantial net losses in each of the last two years, which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are disclosed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/LIVINGSTON & HAYNES, P.C.
Livingston & Haynes, P.C.
Wellesley, Massachusetts

March 22, 2006


     The accompanying financial statements as of September 30, 2006 for the nine months ended September 30, 2006 and 2005, have not been audited as disclosed in Note 1.

January 4, 2007



LOCATEPLUS HOLDINGS CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
                                                    September 30,
                                                      2006        DECEMBER 31,
                                                  (UN-AUDITED)        2005
ASSETS
Current assets:
  Cash and cash equivalents                       $      20,350   $     610,736
  Accounts receivable, less allowance for
    doubtful accounts of 127,396 and
    172,263 at September 30, 2006 and
    December 31, 2005 respectively                   5,452,995       4,432,854
  Prepaid expenses and other current assets            569,162         739,013
  Notes receivable                                     177,600         177,600
                                                  ------------   -------------
 Total current assets                                6,220,107       5,960,203

Property and equipment, net                          1,986,990       2,603,483
Other assets                                           361,251         180,646
                                                  ------------   -------------
 Total assets                                     $  8,568,348    $   8,744,332
                                                  ============   =============
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
  Accounts payable                                   1,882,186       1,858,486
  Accrued expenses                                   2,029,096         222,633
  Deferred revenue                                      31,972          78,387
  Current portion of capital lease obligation           67,973         187,155
  Current Notes Payable                                145,475       2,720,006
  Current Convertible notes payable                  1,339,564               -
                                                  ------------   -------------
 Total current liabilities                           5,496,266       5,066,667

Capital lease obligation, net of current portion             -          46,691
Notes payable                                           11,698          16,145
Convertible notes payable                                    -               -
                                                  ------------   -------------
 Total liabilities                                   5,507,964       5,129,503
                                                  ------------   -------------
Commitments and contingencies                                               --

  Common Stock, $0.01 par value;
    25,000,000 shares authorized;
     7,363,857 and 5,693,789 shares
    issued and outstanding at September 30,
    2006 and December 31, 2005
    respectively                                        73,639          56,938
  Additional paid-in capital                        38,930,684      37,421,622
  Warrants                                           3,107,702       2,805,892
  Common stock subscription receivable                       -               -
  Impaired value of securities                        (824,600)       (831,500)
  Accumulated deficit                              (38,227,041)    (35,838,123)
                                                  ------------   -------------
 Total stockholders' equity                          3,060,384       3,614,829
                                                  ------------   -------------
 Total liabilities and stockholders' equity       $  8,568,348   $   8,744,332
                                                  ============   =============




See independent auditors' report and notes to consolidated financial statements.




LOCATEPLUS HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS

                                           FOR THE NINE MONTHS ENDED         FOR THE YEARS ENDED
                                                 SEPTEMBER 30,                    DECEMBER 31,
                                            2006            2005            2005           2004
                                          UNADITED        UNADITED
Revenues
   Information sales - CD-Rom           $    484,154   $     369,996   $     480,412   $    550,923
   Information sales - online              4,890,029       4,671,406       6,257,679      4,107,714
   Information sales - channel             4,653,453       3,109,902       4,358,038      1,028,650
   Information sales - wireless                5,384           9,435          11,908         13,095
   Engineering services                            -         505,000         505,000        562,200
                                        ------------   -------------   -------------   ------------
   Total revenues                         10,033,020       8,665,739      11,613,037      6,262,582
                                        ------------   -------------   -------------   ------------
Costs and expenses:
   Costs of revenues
 CD-Rom                                       33,886         106,582         133,612         96,683
 Online and channel                        3,006,894       2,998,852       4,055,417      3,652,714
 Wireless                                          -               -               -            870
 Engineering                                       -         123,750         123,750        124,175
   Selling and marketing                   1,366,581       1,892,015       2,492,172      1,900,984
   General and administrative              5,153,358       5,240,852       7,537,444      6,467,306
   Research and Development                  147,796         163,655         214,287        316,941
                                        ------------   -------------   -------------   ------------
 Total operating expenses                  9,708,515      10,525,706      14,556,682     12,559,673
                                        ------------   -------------   -------------   ------------
Operating income (loss)                      324,505     (1,859,967)     (2,943,645)   ( 6,297,091)

Other income (expense):
   Interest income                                 -          16,282          57,256        159,461
   Interest expense                         (833,470)    (2,393,840)     (2,705,835)      (747,279)
   Interest expense - amortization
     of discounts                              2,697           1,649               -       (193,131)
   Other income                                    -               -          (7,952)        30,280
   Finance Related Expenses              (1,882,650)               -               -              -
   Impairment of Note Receivable                                                   -       (500,000)
                                        ------------   -------------   -------------   ------------
Net loss                                $ (2,388,918)  $ (4,235,876)  $ ( 5,600,176)  $( 7,547,760)
                                        ============   =============   =============  =============
  ============
Basic and diluted net loss per share          ($0.35)        ($1.20)  $       (1.56)  $      (2.34)

Shares used in computing basic
   and diluted net loss per share          6,755,081       3,525,718       3,582,049      3,230,121

See independent auditors' report and notes to consolidated financial statements.


LOCATEPLUS HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


-                                                          CLASS A                       CLASS B           ADDITIONAL    WARRANTS
-                                  COMMON STOCK           COMMON STOCK                COMMON STOCK          PAID-IN
-                               SHARES    AMOUNT      SHARES         AMOUNT        SHARES       AMOUNT      CAPITAL
Balance at December 31,
2003                                                 76,076,691   $   760,767    72,898,596   $ 728,986   $20,967,471   $2,237,448
                               ---------  -------  -------------  ------------  ------------  ----------  ------------  ----------
Issuance of shares                                    2,791,532        27,915                                 502,460
Issuance of shares                                    8,600,841        86,008                               3,228,850
Exercise of options @ $0.15                             250,000         2,500                                  35,000
Exercise of options                                   3,604,350        36,044                                 107,327
Net Issuance options /
  warrants exercised                                    964,821         9,648       260,582       2,606       (12,254)
Warrants exercised                                        1,000            10        10,000         100         2,589
Issuance of common stock
  in exchange for services                            4,601,743        46,017                                 560,065      173,339
Net loss for the year ended
  December 31, 2004
                               ---------  -------  -------------  ------------  ------------  ----------  ------------  ----------
  Balance at December 31,
  2004                                               96,890,978       968,909    73,169,178     731,692    25,391,508    2,410,787

Issuance of shares                                   16,121,047       161,211     1,336,552      13,366     1,641,979
Combine Class B common
  into Class A                                       74,505,730       745,058   (74,505,730)   (745,058)
Effect 1 for 50 reverse split  3,900,789  $39,008  (187,517,755)   (1,875,178)            -                 1,836,170
Conversion of Notes
  Payable                      1,793,000   17,930                                                           8,551,965      395,105
Services performed for
  Stock
Impairment on Assets
Net loss for the year ended
December 31, 2005
                               ---------  -------  -------------  ------------  ------------  ----------  ------------  ----------
Balance at December 31,
2005                           5,693,789   56,938             -             -             -           -    37,421,622    2,805,892
                               =========  =======  =============  ============  ============  ==========  ============  ==========


LOCATEPLUS HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


-                                  STOCK            -             -              TOTAL
-                               SUBSCRIPTION   IMPAIRMENT       ACCUM        STOCKHOLDERS'
-                                RECEIVABLE     ON ASSETS      DEFICIT     EQUITY (DEFICIT)
Balance at December 31,
  2003                         $                            $(22,690,187)  $      2,004,485
Issuance of shares                                                                  530,375
Issuance of shares                                                                3,314,858
Exercise of options @ $0.15                                                          37,500
Exercise of options                                                                 143,371
Net Issuance options /
  warrants exercised                                                                      -
Warrants exercised                                                                    2,699
Issuance of common stock
  in exchange for services          (488,558)                                       290,863
Net loss for the year ended
December 31, 2004                                             (7,547,760)        (7,547,760)
                               --------------  -----------  -------------  -----------------
Balance at December 31,
  2004                              (488,558)                (30,237,947)        (1,223,609)
Issuance of shares                                                                1,816,556
Combine Class B common
  into Class A
Effect 1 for 50 reverse split
Conversion of Notes
  Payable                                                                         8,965,000
Services performed for
  Stock                              488,558                                        488,558
Impairment on Assets                             (831,500)                         (831,500)
Net loss for the year ended
December 31, 2005                                             (5,600,176)        (5,600,176)
                               --------------  -----------  -------------  -----------------

Balance at December 31,
2005                                             (831,500)   (35,838,123)         3,614,829
                               ==============  ===========  =============  =================


See independent auditors' report and notes to consolidated financial statements



LOCATEPLUS HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       FOR THE NINE MONTHS ENDED        FOR THE YEARS ENDED
                                                             SEPTEMBER 30,                   DECEMBER 31,
                                                         2006            2005           2005           2004
CASH FLOWS FROM OPERATING ACTIVITIES:                  UNADITED        UNADITED
  Net loss                                           $ (2,388,918)  $   (4,235,876)   ($5,600,176)   ($7,547,760)
    Adjustments to reconcile net loss to
      net cash used in
      operating activities:
        Depreciation and amortization of
           property and equipment                         806,361         765,244      1,026,805        943,473
        Provision for doubtful accounts                   (44,867)         95,895         (7,768)        69,573
        Interest expense related to warrants
          issued with debt                                309,447         199,369        199,375        193,131
        Amortization of intangible assets                   9,108         118,059        133,454        158,551
        Impairment of Note Receivable                           -               -              -        500,000
        Expense recorded for fair value of
          stock,  options, and warrants
          issued for services                             214,650         705,448        958,643        290,864
        Stock Based Compensation                           75,817               -              -              -
        Changes in assets and liabilities:
          Accounts receivable                             (975,274)    (2,828,824)    (3,468,376)     ( 457,472)
          Prepaid expenses and other assets                169,852       (643,052)       (430,949)       345,099
          Other Assets                                    (182,813)        147,728        149,777      ( 476,909)
          Accounts payable                                  23,699     (1,099,764)      (174,071)       809,756
          Accrued expenses                               1,806,463        (21,641)         (9,536)      (206,283)
          Deferred revenue                                 (46,415)          9,929        20,143       ( 42,105)
                                                     -------------  --------------  -------------  -------------
          Net cash used in operating activities          (222,890)     (6,787,485)    (7,202,677)   ( 5,420,082)
                                                     -------------  --------------  -------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Principal repayment of purchased
      note receivable                                           -         333,333        453,070        422,500
    Advance on note receivable                                  -         (75,211)      (175,211)     ( 119,638)
    Purchases of property and equipment                  (189,868)       (530,272)      (629,636)     ( 647,517)
    Proceeds from sale of property
      and equipment                                                                            -              -
                                                     -------------  --------------  -------------  -------------
          Net cash provided by investing activities      (189,868)       (272,150)      (351,777)      (344,655)
                                                     -------------  --------------  -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayment of debt                                   (1,261,755)     (4,331,363)    (4,331,363)    (1,013,911)
    Proceeds from issuance of debt                       1,250,000               -      10,640,653      4,250,000
    Financing fees on issuance of debt                          -                -              -       (312,000)
    Payments of obligations under capital lease           (165,873)       (526,687)      (595,446)    (1,246,893)
    Proceeds from issuance of common
      stock and collection of stock subscriptions
      receivable, net of issuance costs                         -        1,230,664      1,264,407      3,751,558
                                                     -------------  --------------  -------------  -------------
        Net cash provided by financing activities        (177,628)       6,113,267      6,978,251      5,428,754
                                                     -------------  --------------  -------------  -------------
Net (decrease) increase in cash
  and cash equivalents                                   (590,386)       (946,368)     ( 576,203)      (335,983)

Cash and cash equivalents,
  beginning of period                                     610,736       1,186,939      1,186,939      1,522,922
                                                     -------------  --------------  -------------  -------------
Cash and cash equivalents, end of period             $     20,350   $     240,571        610,736      1,186,939
                                                     =============  ==============  =============  =============
Supplemental disclosures of
  cash flows information:
Cash paid for interest                                                              $  2,284,726   $    691,429

Supplemental disclosure of non-cash
  investing and financing activities:
Acquisition of property and
  equipment under capital leases                                                               -   $    805,431
Relative fair value of detachable warrants
  issued in conjunction with convertible debt                                       $    395,105        268,866
Issuance of common stock for
  subscription receivable                                                                               488,558
Fair value of warrants issued in conjunction
  with services                                                                                         261,308




See independent auditors' report and notes to consolidated financial statements.

                         LOCATEPLUS HOLDINGS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     NATURE OF BUSINESS AND BASIS OF PRESENTATION

     LocatePLUS Holdings Corporation (the "Company") was initially incorporated in Massachusetts in 1996 as Worldwide Information, Inc. In July 1999, the Company reincorporated in Delaware and changed its name to LocatePLUS.com, Inc. On August 1, 2001, the Company changed its name from LocatePLUS.com, Inc. to LocatePLUS Holdings Corporation as part of a corporate restructuring. Also, as part of the restructuring, the Company created two wholly-owned subsidiaries, LocatePLUS Corporation and Worldwide Information, Inc. The restructuring was completed by commonly-controlled entities and, accordingly, was accounted for based on historical cost. In September 2003, the Company, through its newly formed wholly owned subsidiary Certifion Corporation, acquired all of the assets of Project Entersect Corporation. The acquisition was accounted for as a purchase and is recorded with the Company's operations from the date of purchase through December 31, 2003. In October 2003, the Company merged Voice Power Technology into its newly formed wholly owned subsidiary Dataphant, Inc. There were no assets acquired in this acquisition and the Company issued 2,500,000 shares of its Class B Non-Voting common stock to the stock holders of Voice Power Technology in consideration for a two year non-competition agreement with these stock holders. All intercompany accounts and transactions have been eliminated in consolidation.

     The Company provides access to public information such as bankruptcies, real estate transactions, motor vehicles, and drivers' licenses to commercial, private sector and law enforcement entities in the United States. In 1999 and prior periods, this information was delivered to customers on compact disks. In March 2000, the Company began providing information through the Internet and in 2002 began providing information through the use of handheld wireless devices.


     UN-AUDITED  INTERIM  FINANCIAL  STATEMENTS

     The accompanying interim consolidated condensed financial statements are un-audited and have been prepared in accordance with accounting principles generally accepted in the United States of America. These statements include the accounts of LocatePlus Holdings Corporation and its subsidiaries. Certain information and footnote disclosures normally included in LocatePlus Holdings Corporation's annual consolidated financial statements have been condensed or omitted in accordance with Securities and Exchange Commission ("SEC") rules for interim financial statements. The interim consolidated financial statements, in the opinion of management, reflect all adjustments (consisting only of normal recurring accruals) necessary to fairly present the financial position as of September 30, 2006 and the results of operations and cash flows for the nine months then ended. There were no material unusual charges or credits to operations during the recently completed fiscal quarter.

     The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the entire fiscal year. These interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2005, contained herein.

     LIQUIDITY  AND  OPERATIONS
     The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates continuity of operations, realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred significant net losses in each of the last two years as well as during the nine months ended September 30, 2006. In addition, the Company has incurred an accumulated

LOCATEPLUS HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -(CONTINUED)

     deficit of approximately $38.2 million through September 30, 2006. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. These financial statements don not include any adjustments that might result from the outcome of this uncertainty.

     The Company raised approximately $8 million, $4 million, and $2.4 million of equity during 2005, 2004, and 2003 respectively. The ultimate success of the Company is still dependent upon its ability to secure additional financing to meet its working capital and ongoing project development needs.

     During August 2003, the Company issued a put to one investor through an equity agreement, which provides that the Company, subject to certain limitations, has the right to sell, at its discretion, up to $5 million in shares of the Company's Common Stock to the investor at a purchase price equal to 95% of the lowest closing bid price for the Company's Common Stock during a ten-day pricing period. The number of shares that the Company may sell to that investor is limited by the trading volume of the Company's Common Stock and certain customary closing conditions. The Company sold 369,535 shares, after adjusting for a 1 for 50 reverse split on December 12, 2205, for a total $5.0 Million in net proceeds from the investor through December 31, 2005.

     During December 2005, the Company issued a put to one investor through an equity agreement, which provides that the Company, subject to certain limitations, has the right to sell, at its discretion, up to $10 million in shares of the Company's Common Stock to the investor at a purchase price equal to 93% of the lowest closing bid price for the Company's Common Stock during a ten-day pricing period. The number of shares that the Company may sell to that investor is limited by the trading volume of the Company's Common Stock and certain customary closing conditions. No shares have been sold under this agreement and on October 18, 2006, this agreement was terminated.

     Management's plans include increasing sales, expanding infrastructure, and hiring additional staff. To accomplish this will require additional financing. Management plans to explore both debt and equity options, which the board of directors is willing to pursue.

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     CASH  EQUIVALENTS
     The Company considers all money market funds, bank certificates of deposit, and short term investments with original maturities of three months or less at the date of purchase to be cash equivalents.


     CONCENTRATION  OF  CREDIT  RISK
Financial instruments that subject the Company to credit risk consist of cash and cash equivalents, accounts receivable and notes receivable. The risk with respect to cash and cash equivalents is minimized by the Companys policies in which such investments are placed only with highly rated financial institutions and in instruments with relatively short maturities. The financial stability of these financial institutions is constantly reviewed by senior management. The notes receivable are placed with unrelated companies that are also reviewed by management. Consequently, the carrying value of cash and cash equivalents, and notes receivable approximates their fair value based on the short-term maturities of these instruments. In the nine months ended September 30, 2006, and 2005, one customer accounted for 27% and 32% respectively and accounted for 77% of accounts receivable at September 30, 2006. The Company generally does not require collateral, but evaluations of customers credit and financial condition are performed periodically.

     PROPERTY  AND  EQUIPMENT
     Property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated using the straight-line method at rates sufficient to write off the cost of the assets over their estimated useful lives.

     INTANGIBLE  ASSETS
     Costs of acquiring businesses, such as customer lists and non-compete agreements, are being amortized on a straight-line basis over 2-3 years, while deferred financing costs are being amortized over the term of the related debt.

LOCATEPLUS HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -(CONTINUED)

     INCOME  TAXES
     The Company accounts for income taxes using the liability method under which deferred tax assets and liabilities are determined based on differences between financial reporting and income tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The majority of the Company's deferred tax asset has been established for the expected future benefit of net operating tax loss and credit carryforwards. A valuation reserve against net deferred tax assets is required if, based upon available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     REVENUE  RECOGNITION
     The Company provides access to public information such as bankruptcies, real estate transactions and motor vehicles and drivers' licenses. The Company provides this information as an online service through its website, wirelessly to handheld wireless devices, via XML over the Internet to Channel Partners, or through licenses of the information on compact disks.

     The Company updates the information contained in compact disks (CDRoms) either quarterly or semi-annually. Revenue is recognized upon delivery to the customer of a compact disk, provided that no significant obligations remain, evidence of the arrangement exists, the fees are fixed or determinable, and collectibility is reasonably assured. In October 2002, the Company changed its method of selling compact disks. Prior to October, compact disks were sold with an upfront purchase of an annual supply of compact disks, with the purchase price allocated equally based on the number of compact disks to which the customer was entitled. Deferred revenue principally related to undelivered compact disks. Subsequent to October 2002, compact disks are sold individually. Customers may choose to have the disks automatically shipped and billed.

     Online customers are charged fees which vary based on the type of information requested. Revenue is recognized when the information requested is downloaded, there is evidence of an arrangement, the fees are fixed or determinable, and collectibility is reasonably assured.
     Wireless customers using LocatePlus Anywhere are charged a monthly subscription fee billed in arrears. Revenue is recognized on a monthly basis when there is evidence of an arrangement, the fees are fixed or determinable, and collectibility is reasonably assured.

     Channel partners are charged royalty fees, which vary based on the type of information requested. Revenue is recognized when the information requested is downloaded, there is evidence of an arrangement, the fees are fixed or determinable, and collectibility is reasonably assured.

     Engineering services in 2004 and 2003 relate to integration services provided to a third party database provider with whom the Company has an arrangement whereby the Company provides the third party access to the Company's database. Revenue is recognized over the term of the contract when there is evidence of an arrangement, the fees are fixed or determinable, and collectibility is reasonably assured.


In 2005, the Company began aggregating its own phone data instead of acquiring from third parties. As a result, this data is available for sale in bulk form for resale. Typically the contracts for this bulk data call for an initial delivery of all the records in database and then monthly updates. Sixty five percent of the contract value is recognized when the initial information is delivered to the customer, and thirty five percent is recognized over the remaining term of the contract when updated. It is recognized when there is evidence of an arrangement, the fees are fixed or determinable, and collectibility is reasonably assured.


     COSTS  OF  REVENUES  AND  SOFTWARE  DEVELOPMENT  COSTS
     Costs of revenues relating to CD Rom sales consist primarily of costs for data acquisition, materials and costs associated with compilation of compact disks, such as labor. Costs of revenues relating to online sales consist primarily of costs for license agreements related to data acquisition, software development and maintenance costs and costs associated with delivery of such services that include labor and depreciation.

     Software development costs are generally charged to operations as incurred, as they relate to ongoing maintenance of data and the Company's website. The Company evaluates certain software development costs for capitalization in accordance with the American Institute of Certified Public Accountants Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Costs incurred relating to the Company's own personnel and outside consultants who are directly associated with software developed for internal use may be capitalized. Costs eligible for capitalization under SOP 98-1 have been immaterial to date.

     ADVERTISING
     The  Company  charges  advertising  costs  to  operations  when  incurred.
Advertising  expense  was  $576,715  in  2005  and  $308,500  in  2004.

LOCATEPLUS HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -(CONTINUED)


     EARNINGS  PER  SHARE
     Basic earnings per share is based upon the weighted average number of common shares outstanding during each period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted earnings per share does not assume the issuance of potential common shares that have an anti-dilutive effect. Diluted per share computations are not presented since the effect would be anti-dilutive.

     USE  OF  ESTIMATES
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     RECENT  PRONOUNCEMENTS
     In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29." APB Opinion No. 29, "Accounting for Non-monetary
Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS No. 153 amends APB Opinion No. 29, eliminating the exception to fair value accounting for nonmonetary exchanges of similar productive assets and replaces it with a general exception to fair value accounting for nonmonetary exchanges that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect this statement to have a material impact on its financial statements.

     In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment." SFAS No. 123R requires employee stock options and rights to purchase shares under stock participation plans to be accounted for under the fair value method, and eliminates the ability to account for these instruments under the intrinsic value method prescribed by APB Opinion No. 25, and allowed under the original provisions of SFAS No. 123. SFAS No. 123R requires the use of an option pricing model for estimating fair value, which is amortized to expense over the service periods. The requirements of SFAS No. 123R are effective for fiscal periods beginning after December 15, 2005. If the company had applied the provisions of SFAS No. 123R to the financial statements for the period ending December 31, 2005, net income would have been reduced by approximately $1.3 million. SFAS No. 123R allows for either prospective recognition of compensation expense or retrospective recognition, which may be back to the original issuance of SFAS No. 123 or only to interim periods in the year of adoption. The Company is currently evaluating these transition methods.

     In October 2004, the FASB ratified the EITF consensus on Issue 04-1, Accounting for Preexisting Relationships between the Parties to a Business Combination. This consensus describes the accounting for the settlement of preexisting relationships and the re-acquisition of certain rights in a business combination. This consensus was effective for the fourth quarter of 2004 and was adopted by the Company in that quarter. This adoption did not have a material effect on the Company's results of operations, cash flows or financial position, but may impact future transactions.

3.     STOCK  COMPENSATION  PLANS
     Prior to January 1, 2006, the Company accounted for its stock-based compensation plans under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB Opinion No. 25") and related interpretations, as permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The Company applied the disclosure only provisions of the Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") and SFAS No. 148,
"Accounting for Stock-Based Compensation - Transition Disclosure" (SFAS 148") for employee stock option awards for the twelve months ended December 31, 2005 and 2004. Had compensation cost for the Company's stock option plan been determined in accordance with the fair value-based method prescribed under SFAS 123, the Company's net loss and basic and diluted net loss per share would have approximated the pro forma amounts indicated below.

LOCATEPLUS HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -(CONTINUED)


     YEAR ENDED DECEMBER 31
     ----------------------
                                    2005     2004
                                    ----     ----

Net loss - reported                              $ ( 5,600,176)     $(7,547,760)
  Amortization of stock compensation expense        (1,289,122)      (1,367,513)
                                                  -------------     ------------
Pro forma net loss                                $ (6,889,298)     $(8,915,273)
                                                  =============     ============

Pro forma net loss per share - basic and diluted        $(1.92)          $(2.76)

     The weighted average fair value of options granted during 2004 and $1.50 adjusting for the recapitalization. The Company recognizes forfeitures as they occur. For purposes of this disclosure, the estimated fair value of the options is amortized to expense over the options' vesting periods.

     In 2004, the fair value of stock options used to compute pro forma net loss and net loss per share disclosures was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0%; expected volatility of 34%; average risk-free interest rate of 4.03%; and an expected option holding period of 6 years.

     In 2005, the fair value of stock options used to compute pro forma net loss and net loss per share disclosures was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0%; expected volatility of 30%; average risk-free interest rate of 4.37%; and an expected option holding period of 6 years.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R), "Share Based Payment" ("SFAS No. 123(R)") using the modified prospective transition method. No stock-based compensation expense was recognized in the income statement for the six-month period ended June 30, 2005, as all options granted under the Company's stock-based employee compensation plans had an exercise price equal to the market value of the underlying common stock on the date of grant. As permitted by SFAS No. 123, stock-based compensation was included as a pro forma disclosure in the notes to the Company's financial statements for the six month period ended June 30, 2005.


Under that transition method, compensation cost recognized in the nine months ended September 30, 2006 includes: (a) compensation cost for all stock-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all stock-based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123(R). Results for prior periods have not been restated, as provided for under the modified-prospective method. Total stock-based compensation expense recognized in the income statement for the nine months ended September 30, 2006 was $73,064.

Prior to the adoption of SFAS No. 123(R), the Company presented all tax benefits of deductions resulting from the exercise of stock options as operating cash flows in the consolidated statements of cash flows. SFAS No. 123(R) requires the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options ("excess tax benefits") to be classified and reported as both an operating cash outflow and a financing cash inflow on a prospective basis upon adoption.

                                                            For the Nine Months
                                                        Ended September 30, 2005

Net loss as reported                                                $(4,235,876)
Add: Total stock-based compensation
     included in net income as reported                                        -
Add: Total stock-based employee compensation
     expense determined under fair value based
     method for all awards, net of related tax effects                 (969,485)
                                                                   -------------
Pro forma net loss                                                 $ (5,205,361)
                                                                   =============
 Pro forma net loss per share: Basic and Diluted                        $ (0.03)

Disclosures for the period ended September 30, 2006 are not presented because the amounts are recognized in the

LOCATEPLUS HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -(CONTINUED)


financial statements in connection with the adoption of SFAS 123R.

     SFAS No. 123R requires the use of a valuation model to calculate the fair value of stock-based awards. The Company has elected to use the Black-Scholes-Merton ("BSM") option valuation model, which incorporates various assumptions including volatility, expected life, and interest rates. The assumptions used for the nine-month periods ended September 30, 2006 and September 30, 2005 and the resulting estimates of weighted-average fair value per share of options granted during those periods are as follows:

                                                    FOR THE NINE MONTHS ENDED
                                                            SEPTEMBER 30
                                                      2006         2005
                                                    --------      --------
Expected life                                       6 years        6 years
Volatility                                              31%            34%
Risk free interest rate                               4.86%          4.03%
Dividend yields                                           -              -
Weighted-average fair value of
  options granted during the period                       -          15.00


The expected life of the options represents the estimated period of time until exercise and is based on historical experience of similar awards, giving consideration to the contractual terms, vesting schedules and expectations of future employee behavior. For 2006, expected stock price volatility is based on a combination of historical volatility of the Company's stock and the one-year implied volatility of its traded options, for the related vesting periods. Prior to the adoption of SFAS 123R, expected stock price volatility was estimated using only historical volatility of the Company's stock. The risk-free interest rate is based on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term. The Company has not paid dividends in the past and does not plan to pay any dividends in the near future.

4.     ACCOUNTS  RECEIVABLE,  TRADE
     Trade accounts receivable are presented net of an allowance for doubtful collections of $172,263 at December 31, 2005. In determining this allowance, objective evidence that a single receivable is uncollectible as well as a historical pattern of collections of accounts receivable that indicate that the entire face amount of a portfolio of accounts receivable may not be collectible is considered at each balance sheet date.

5.     PREPAID  EXPENSES  AND  OTHER  CURRENT  ASSETS
     Prepaid expenses and other current assets primarily consist of approximately $303,934 in prepaid insurance and data, $115,000 in fees for financing that are being amortized over the length of the term, and $46,000 in interest receivable on notes receivable.

6.     NOTES  RECEIVABLE
     The Company holds a demand promissory note receivable from an unrelated leasing company, with interest at 11%. One million dollars was advanced to the leasing company near the end of 2002 as proceeds from the Company's initial public offering were collected. There is no business relationship between the Company and this leasing company or any officers or directors of either company. The remaining principal balance at March 31, 2006 was $358,508. At December 31, 2004, substantial doubt existed on collectability of these balances. An allowance of $500,000 was recorded against the outstanding balance and accrued interest. Net of that allowance, the carrying value of that note is approximately $177,000.

Unsecured note receivable with an unrelated entity. There is an oral agreement to advance up to $250,000 on this note. There is no business relationship between the Company and this entity or any officers or directors of either company, except that the Company is currently performing some administrative and bookkeeping services for the unrelated entity in exchange for approximately $1,000 per month. The Company has advanced as much as $250,000 to this unrelated entity in the form of cash and services. At December 31, 2005 there was no outstanding balance on this account.

LOCATEPLUS HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -(CONTINUED)

7.     PROPERTY AND EQUIPMENT
          Property and equipment at December 31, 2005, consists of the following:

Equipment                             $ 4,518,977
Vehicles                                  102,954
Software                                  751,649
Furniture and fixtures                    389,783
Leasehold improvements                    618,093
                                      -----------
                                        6,381,456

Less accumulated depreciation and
   amortization                         3,777,973
                                      -----------
Property and equipment, net           $ 2,603,483
                                      ===========

     The carrying value of assets under capital leases was $952,661, net of amortization of $1,017,338, as of December 31, 2005.

     Depreciation and amortization expense was $1,160,259 and $943,473 for the years ended December 31, 2005 and 2004, respectively, which includes amortization expense on the equipment under capital lease of $ 398,043 and $353,835 for the years ended December 31, 2005 and 2004, respectively.

8.     PREPAID  EXPENSES  AND  OTHER  CURRENT  ASSETS
     Prepaid expenses and other current assets consist of the following at December 31, 2005:

Accrued interest receivable             $  45,961
Prepaid expenses                          427,735
Deferred financing costs                  115,000
Other                                     150,317
                                        ---------
Total                                   $ 739,013
                                        =========

9.     OTHER  ASSETS

     Other  assets  consist  of  the  following  at  September  30,  2006:

Restricted trading securities          $  50,400
Customer lists and non-compete
    agreement net of amortization         35,074
Security deposits                         92,964
License Fees                             182,813
                                       ---------
  Total                                $ 361,251
                                       =========

Restricted trading securities consist of 200,000 restricted shares of common stock in Data Evolution Holdings, Inc. (DEH), which trades over the counter under the symbol DTEV. These shares were acquired as part of an agreement to provide service and data to DEH. The service and data was valued at $875,000. At the time the service and data was valued, November 22, 2004, the trailing 10 day average closing price of DTEV was $5.96 per share, or $1,192,000. Due to the fact that these shares were restricted, a mutually agreed upon 25% liquidity discount was applied to the value, or $875,000, as such 200,000 shares were exchanged for the service. At September 30, 2006, the 10-day trailing average closing price was $0.33 per share, or the value of the shares was $67,200. An impairment to the current value has been recorded to adjust the security carrying value to the original 25% discount. The company recorded an impairment of $824,600 and the adjusted carrying value is now $50,400.

LOCATEPLUS HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -(CONTINUED)

10.     ACCRUED  EXPENSES

     Accrued  expenses  consist  of  the  following  at  December  31,  2005:

Payroll and related taxes               $  86,635
Accounting, legal and professional
    fees                                   82,500
Other                                      53,498
                                        ---------
Total                                   $ 222,633
                                        =========

11.     NOTES  PAYABLE
     Convertible promissory note, due on demand, that bears interest at the rate of 12% per annum. The note is convertible into 44,444 shares of Class A Voting Common Stock at the note holder's option. The note requires quarterly payment of interest until the principal is repaid or converted.

During 2003, the Company received $2.3 million, by issuing subordinated promissory notes bearing simple interest ranging from 10% and 12% per annum. The balance of this debt at December 31, 2005, is $1,714,000. The remaining debt is due in 2006. In conjunction with the issuance of these notes, the Company issued warrants to purchase 2,500,000 shares of Class B Non-Voting Common stock with a weighted average exercise price of $0.14.

The Company allocated the investment proceeds between the notes and warrants based on their relative fair values. The relative fair value of the warrants was determined to be $218,482, which was recorded as debt discount, a reduction of the carrying amount of the notes. This amount is being amortized to interest expense over the term of the debt. The unamortized balance of this debt discount is $124,899 at December 31, 2003 ($4,491 long-term). The fair value of the warrants was based on the Black-Scholes model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 29% volatility, 3.6% average risk-free interest rate, a ten-year life and an underlying Class B Non-Voting Common Stock value of $0.14 per share.

On June 17, 2004 the Company entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd., a Cayman Islands company, relating to the private placement of a convertible term note issued by the Company in the principal amount of $3,000,000 due June 17, 2007 (the "Note"), and a common stock purchase warrant (the "Warrant"). On November 30, 2004, this note was amended to increase the principal amount to $4,000,000 and add an additional warrant. The terms, as amended, allow for this note to covert into 6,666,667 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.30 per share and 5,000,000 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.40 per share. One Warrant provides for the purchase of up to 1,320,000 shares of Class A Common Stock at a price of $0.45 each, subject to customary adjustments, until June 17, 2009, and the additional Warrant provides for the purchase of up to 650,000 shares of Class A Common Stock at a price of $0.35 each, subject to customary adjustments, until November 30, 2009. On March 31, 2005, the Company amended its convertible term note issued by the Company to Laurus Master Fund, Ltd., a Cayman Islands company. The terms, as amended, allow for this note to convert into 6,250,000 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.16 per share, 3,333,333 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.30 per share and 5,000,000 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.40 per share. In July, 2005, the company raised $9 million through the issuance of convertible debt. The net proceeds were used to pay down existing debt of $4 million and the remaining balance will be used to fund operations. As of July 8, 2005, the balance on this note was paid in full.

In connection with an offering that closed on August 15, 2005 we entered into a Purchase Agreement with certain institutional and accredited investors relating to the private placement of convertible term notes issued by the Company in the principal amount of $8,965,000 and warrants to purchase up to 41,189,000 shares of our capital stock. Of the proceeds from this offering, approximately $4.1 million was used to retire current secured convertible notes, and the remainder will be used for general working capital.

All of the notes are convertible, and the warrants are exercisable, first into as many shares of our Class A Voting Common Stock, par value $0.01 per share, as are available for issuance at the time of conversion or exercise, and then into shares of our Class B Non-Voting Common Stock, par value $0.01 per share. As

LOCATEPLUS HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -(CONTINUED)

part of our agreement with these investors, we have agreed to seek the approval from our stockholders of the recapitalization of each outstanding share of our Class A Voting Common Stock and our Class B Non-Voting Common Stock into a single class of voting common stock, as well as a one-for-fifty reverse split of this new class of common stock. If our stockholders approve these measures, the notes will automatically convert into shares of the new class of common stock, and any unexercised warrants will be exercisable for shares of that class of stock as well. As there are currently no un-issued shares of our Class A Voting Common Stock that are not otherwise reserved for issuance, we anticipate that these notes and warrants will be exercisable for shares of either our Class B Non-Voting Common Stock or the newly created class of common stock, if approved. Without taking into consideration interest payable on the notes, the notes are convertible into 89,650,000 shares of our common stock (regardless of class) at a current conversion rate of $0.10 per share and the warrants are exercisable for ten years from the date they were issued for up to 41,189,000 shares of our common stock (regardless of class) at a current exercise price of $0.15 per share. The conversion price of the notes and the exercise price of the warrants are each subject adjustment for a variety of events, including, for example, payment of dividends, certain mergers or asset sales, and certain securities issuances. In conjunction with this offering, we also entered into related Registration Rights and Voting Agreements. On November 14, 2005, at the annual meeting of the shareholders, the recapitalization was approved by a majority of the outstanding shares of both classes of stock. Effective December 2005 that debt was converted to common stock.

On December 29, 2005, the Company entered into a Debenture Agreement with Dutchess Private Equities Fund II, L.P. Pursuant to that Debenture Agreement, we received proceeds of $1,500,000 by issuing a twelve-month note payable convertible into 300,000 shares of Common Stock at $5.00 per share and 200,000 founders shares and Common Stock purchase warrant for 750,000 shares with an exercise price of $5.00 per share. A discount to this note has been recorded for the warrants and founders shares in the amount of $367,292 and will be amortized over the life of the note and be recorded as interest expense. As of September 30, 2006, $312,660 has been amortized. The Debenture is due on December 30, 2010 and pays twelve per cent (12%) interest. Interest and principal are payable at such times and under such conditions are outlined in the Debenture. The remaining balance of $892,226 of this Debenture as amended effective October 18, 2006 is convertible into shares of our Common Stock at the lesser of $.70 per share or 75% of the lowest closing bid price during the 20 trading days next preceding the date of conversion.


12.     COMMITMENTS  AND  CONTINGENCIES

     OPERATING  LEASES
     The Company leases office space and equipment under various non-cancelable operating lease agreements which terminate on various dates through 2007. Rent expense amounted to $563,180 and $476,292 during 2005 and 2004, respectively.

Future minimum payments under non-cancelable operating leases are as follows:

YEAR ENDING DECEMBER 31,
  2006                                 $  542,684
  2007                                     92,255
  2008                                      6,306
                                       ----------
  Total                                $  641,245
                                       ==========

LOCATEPLUS HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -(CONTINUED)


CAPITAL LEASES
     The Company acquired equipment under long-term capital leases. The economic substance of the leases is that the Company is financing the acquisition of the assets through the leases.

     The following is a schedule by years of future minimum lease payments under the capital leases, together with the net present value of the minimum lease payments at December 31, 2005.

YEAR ENDING DECEMBER 31,

  2006                                 $  207,156
  2007                                     49,536
                                       ----------
                                          256,692

Less: amounts representing
      interest and executory costs         22,571
                                       ----------
Present value of future minimum
      lease payments                      234,121

Less: current portion of obligation
      under capital lease                 207,156
                                       ----------
Long-term obligation under capital
      lease                              $ 26,965
                                       ==========

     LICENSE AGREEMENTS
     The Company obtains its data from multiple sources and has entered into various license agreements with the related data providers. In 2005 and 2004, the Company recorded $2,906,465 and $2,617,681 respectively in costs related to these agreements. In the event that any of the primary sources of data are no longer available to the Company, management believes that it would be able to integrate alternate sources of data without significant disruption to the business or operations, as there are currently a number of providers of such data. The Company is required to make minimum payments under these agreements as follows:

YEAR ENDING DECEMBER 31,

2006                                   $  145,000
                                       ----------
                                       $  145,000
                                       ==========

     The Company's operations depend upon information that includes public records. If material changes were to occur in federal or state laws regulating or prohibiting the distribution of public records, particularly credit header records, the Company's financial condition and results of operations could be materially affected. In the event that such a termination occurred, management believes it could acquire replacement data from other sources; however, such termination might have an adverse effect on the Company's operations.

     LEGAL  PROCEEDINGS
     The Company is from time to time subject to legal proceedings and claims which arise in the normal course of its business. Management believes the outcome of any pending or known matters will not have a materially adverse effect on the Company's financial position or results of operations.

     DATA  EVOLUTION  HOLDINGS,  INC.
     The Company has entered into a services agreement with Data Evolution Holdings, Inc. (DEH), which trades over the counter under the symbol DTEV. The agreement calls for the Company to purchase services from DEH that will expand our ability to distribute our product through DEH PowerSys products. The agreement calls for the Company to purchase access to PowerSys products, a feasibility study, a two-year support plan, and become a strategic alliance partner. The value of these services has not yet been determined by DEH, however, the payment of these services will be made in Company Class A Common Voting Stock that will have a four year lock up period.

LOCATEPLUS HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -(CONTINUED)


14.     INCOME TAXES

     Deferred tax assets consist of the following at December 31:

                                         2005
                                         ====

Net operating loss carry forwards      12,000,000
Depreciation and amortization             350,000
Bad debt reserve     85,000
Investment loss     400,000
Capitalized research and development    1,000,000
                                       ----------
Gross deferred tax assets              13,835,000

Valuation allowance                   (13,835,000)
                                       ----------
                                      $         -
                                       ==========


The Company has provided a valuation allowance for the full amount of the deferred tax assets since realization of these future benefits is not sufficiently assured. As the Company achieves profitability, these deferred tax assets may be available to offset future income tax liabilities and expenses.

At December 31, 2004, the Company had net operating loss carryforwards for federal and state income tax reporting purposes of approximately $ 30,000,000. The federal and state net operating loss carryforwards expire through 2025.

Certain substantial changes in the Company's ownership may occur. As a result, under the provisions of the Internal Revenue Code, the amount of net operating loss carryforwards available annually to offset future taxable income may be limited. The amount of this annual limitation is determined based upon the Company's value prior to the ownership changes taking place. Subsequent ownership changes could further affect the limitation in future years.

15.     COMMON  STOCK

     DESCRIPTION  OF  COMMON  STOCK
     On March 23, 2001, the Company amended its articles of incorporation wherein it renamed all of the authorized 150,000,000 shares of common stock, par value $0.01 per share, Class A Voting Common Stock and authorized the issuance of 250,000,000 shares of Class B Non-voting Common Stock.

Each Class A Voting Common stockholder is entitled to one vote for each share held on all matters submitted to a vote of stockholders. The holders of both classes of common stock are entitled to dividends on a pro rata basis, when and if declared by the Company's board of directors. Through December 31, 2004, no dividends have been declared or paid.

     On August 12, 2002, the Company commenced its initial public offering of securities (Registration No. 333-85154, effective August 12, 2002), pursuant to which the Company offered up 12,000,000 units for $0.30 per unit. Each unit consisted of one share of Class B Non-voting Common Stock and a three year redeemable warrant to purchase one share of Class A Voting Common Stock with an exercise price of $0.50 per share.

     On December 5, 2005, the Company amended its articles of incorporation wherein it combined each outstanding share of our Class A Voting Common Stock and our Class B Non-Voting Common Stock into a single class of voting common stock with 400,000,000 authorized.

     On December 12, 2005, the Company amended its articles of incorporation to effect a one-for-fifty reverse split of the common stock and to increase the authorized from the resulting split of 8,000,000 to 25,000,000.

LOCATEPLUS HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -(CONTINUED)


     As of December 31, 2005, a total of 3,103,203 shares of Common Stock were reserved for issuance upon exercise of outstanding stock option and warrant agreements.

     STOCK  OPTIONS  AND  WARRANTS
     During 2004, the Company issued warrants to purchase 51,400 shares of Class A Voting Common Stock at an average exercise price of $20.00 per share, adjusting for the effects of the reverse split, to third parties in exchange for services. The Company recorded a discount to Note payable or expense of $173,339 associated with these warrants.

     During 2005, the Company issued warrants to purchase 1,574,780 shares of Common Stock at an average exercise price of $6.31 per share to third parties in exchange for services. The Company recorded a discount to Note payable or expense of $413,321 associated with these warrants.

     During 2004, the fair value of the options and warrants to purchase shares of Class A Voting Common Stock was based on the Black-Scholes model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 18% volatility, 3.9% average risk-free interest rate, a ten-year life and an underlying Class A Voting Common Stock average value of $20.00 per share adjusting for the effects of the reverse split.

     During 2005, the fair value of the options and warrants to purchase shares of Class A Voting Common Stock was based on the Black-Scholes model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 20% volatility, 3.9% average risk-free interest rate, a ten-year life and an underlying Class A Voting Common Stock average value of $5.00 per share.

     As of December 31, 2005, there were a total of 2,400,077 options and warrants outside the Stock Plans.

16.     STOCK OPTION PLANS

     On November 16, 1999, the Board of Directors approved the Incentive and Non-Qualified Stock Option Plan as amended (the "1999 Plan"). Under the terms of the 1999 Plan, the Company is authorized to grant incentive and nonqualified stock options to purchase shares of common stock to its employees, officers and directors, and consultants or advisors. The Board of Directors administers the Plan. A maximum of 15,000,000, shares, or 300,000 after adjusting for the reverse split, of Class A Voting Common Stock has been approved for issuance under the 1999 Plan of which 5,070 post split shares are available for grant at December 31, 2005. The options are not transferable except by will or domestic relations order.

     On March 28, 2003, the Board of Directors approved the Incentive and Non-Qualified Stock Option Plan (the "2003 Plan") which was approved by the stockholders at the May 29, 2003 annual meeting. Under the terms of the 2003 Plan, the Company is authorized to grant incentive and nonqualified stock options to purchase shares of common stock to its employees, officers and directors, and consultants or advisors. The Board of Directors administers the 2003 Plan. A maximum of 25,000,000 shares, or 500,000 after adjusting for the reverse split, of Class A Voting Common Stock and 25,000,000 shares, or 500,000 after adjusting for the reverse split, of Class B Non-Voting Common Stock, or a combined total of 1,000,000 post split shares have been approved for issuance under the 2003 Plan of which 486,000 are available for grant at December 31, 2005. The options are not transferable except by will or domestic relations order.

     The Board of Directors determines the exercise price and vesting period of the options at the date of grant. The exercise price for incentive stock options shall not be less than 100% of the fair market value of the Company's stock on the date of grant. The option exercise period will not exceed ten years from the date of grant. The options are generally fully exercisable when issued to directors and consultants and exercisable 25% per year and continuing over four years for employees (based on continual employment). If a grantee owns stock representing more than 10% of the outstanding shares on the date such an incentive option is granted, the price shall be at least 110% of fair market value and the maximum term of the options will be five years. The following table presents activity under the Plans adjusting for the reverse split for the years ended December 31, 2005 and 2004:

LOCATEPLUS HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -(CONTINUED)


                                                        WEIGHTED
                                                        AVERAGE
                                                        EXERCISE
                                             SHARES      PRICE

Outstanding at December 31, 2003             509,515     18.54
  Issued                                     320,920     40.00
  Exercised                                  (83,250)     3.00
  Canceled                                   (53,895)    10.50
                                            --------    ------
Outstanding at December 31, 2004             693,290     30.96
  Issued                                      10,200     17.00
  Exercised                                        -         -
  Canceled                                    (3,364)    11.00
                                            --------    ------
Outstanding at December 31, 2005             700,126     30.86

     The following summarizes information relating to options outstanding at December 31, 2005:




                    OPTIONS  OUTSTANDING                 OPTIONS  EXERCISABLE
               ---------------------------------       ------------------------
                           WEIGHTED
                           AVERAGE      WEIGHTED                   WEIGHTED
RANGE OF                  REMAINING     AVERAGE                    AVERAGE
EXERCISE                 CONTRACTUAL    EXERCISE                   EXERCISE
PRICE           SHARES   LIFE (YEARS)    PRICE    SHARES      PRICE
-------------  --------  ------------  ---------       --------   ----------
0.00 - 10.00    234,351     6.20        $  9.66         177,876     $  9.62

10.00 - 15.00   109,775     7.85        $ 12.51         109,275     $ 12.51

15.00-75.00     356,000     8.26        $ 49.88         344,000     $ 50.95
               --------    -----        -------         -------     -------
                700,126     7.51        $ 30.56         631,151     $ 32.65
               ========    =====        =======         =======     =======

17.     DEFINED CONTRIBUTION RETIREMENT PLAN
     The Company sponsors a defined contribution retirement plan under the provisions of Section 401(k) of the Internal Revenue Code, which covers substantially all employees. The Company may make discretionary matching contributions up to 1% of employee contributions. Company contributions vest ratably over a six-year period. Company matching contributions amounted to $7,133 and $6,022 in 2005 and 2004, respectively.

18.     SEGMENT  INFORMATION
     The Company has two reportable segments which management operates as distinct sales organizations; these two segments are segregated by the nature of products and services provided. The Company measures and evaluates its two reportable segments based on revenues and costs of revenues. The CD ROM segment provides information on motor vehicles and drivers' licenses, contained on compact disks. The online segment provides information on individuals throughout the United States of America through the Company's website. No material operating costs, other than costs of revenues, or assets and liabilities relate to the CD ROM segment.

LOCATEPLUS HOLDINGS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -(CONTINUED)





                                    FOR THE NINE MONTHS ENDED       FOR THE YEAR ENDED
                                           SEPTEMBER 30                 DECEMBER 31,
                                      2006            2005          2005         2004
                                   (UNAUDITED)    (UNAUDITED)
Information sales:
   CD Rom                         $     484,154  $      369,996  $   469,493  $   550,923
   Online and Channel                 9,543,482       7,781,308   10,615,717    5,136,364
                                  -------------  --------------  -----------  -----------
Total information sales           $  10,027,636  $    8,151,304   11,085,210    5,687,287
                                  -------------  --------------  -----------  -----------

Costs of Information sales:
   CD Rom                                33,886         106,582      133,612       96,683
   Online and Channel                 3,006,894       2,998,852    4,055,417    3,652,714
                                  -------------  --------------  -----------  -----------
Total costs of Information sales  $   3,040,780  $    3,105,434    4,189,029    3,749,397
                                  -------------  --------------  -----------  -----------



19.          SUBSEQUENT  EVENTS

On July 21, 2006, the Company entered into an Debenture Agreement with Dutchess Private Equities Fund, L.P. Pursuant to that Debenture Agreement, we received proceeds of $750,000 by issuing a note payable convertible into 750,000 shares of Common Stock at $1.00 per share and 200,000 founders shares and Common Stock purchase warrant for 350,000 shares with an exercise price of $1.00 per share.

On October 18, 2006, both of the Dutchess Debentures were amended to be convertible at the lower of $0.70 per share or seventy-five percent (75%) of the lowest closing bid price of the common stock during the past twenty (20) trading days prior to a Conversion.

During December 2005, the Company issued a put to one investor through an equity agreement, which provides that the Company, subject to certain limitations, has the right to sell, at its discretion, up to $10 million in shares of the Company's Common Stock to the investor at a purchase price equal to 93% of the lowest closing bid price for the Company's Common Stock during a ten-day pricing period. The number of shares that the Company may sell to that investor is limited by the trading volume of the Company's Common Stock and certain customary closing conditions. No shares have been sold under this agreement and on October 18, 2006, this agreement was terminated.

                         See Independent Auditors Report

                                TABLE OF CONTENTS
                                                                     PAGE
                                                                     ----
Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Forward-Looking Statements. . . . . . . . . . . . . . . . . . . . . . .10
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Dividend Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Selling Security Holders. . . . . . . . . . . . . . . . . . . . . . . .10
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . .  11
Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Selected Consolidated Financial Data. . . . . . . . . . . . . . . . .  13
Management's Discussion and Analysis of Financial
  Condition and Results of Operations . . . . . . . . . . . . . . . . .14
Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Executive Officers and Directors. . . . . . . . . . . . . . . . . . .  27
Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . .  28
Executive Compensation Plans. . . . . . . . . . . . . . . . . . . . .  30
Organization Within the Past Five Years . . . . . . . . . . . . . . . .33
Certain Relationships and Related Transactions. . . . . . . . . . . .  34
Market for Common Equity. . . . . . . . . . . . . . . . . . . . . . .  36
Principal Stockholders. . . . . . . . . . . . . . . . . . . . . . . .  37
Description of Capital Stock. . . . . . . . . . . . . . . . . . . . .  40
Limitations on Directors' Liability and Indemnity . . . . . . . . . . .41
Shares Eligible for Future Sale . . . . . . . . . . . . . . . . . . . .42
Transfer Agent and Registrar. . . . . . . . . . . . . . . . . . . . .  42
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Additional Information. . . . . . . . . . . . . . . . . . . . . . . .  43
Index to Financial Statements . . . . . . . . . . . . . . . . . . . . F-1

                                      * * *


                                                [GRAPHIC OMITED]




Please read this prospectus carefully. It describes our business, products and services, and financial condition and results of operations.

     We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information contained in this prospectus. The information contained in this prospectus is accurate only as of its date, regardless of the time this prospectus is delivered or that our securities are sold.